UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No. )

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

KKR Credit Opportunities Portfolio

(Name of Registrant as Specified In Its Charter)

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KKR CREDIT OPPORTUNITIES PORTFOLIO

(the “Fund”)

555 California Street

50th Floor

San Francisco, CA 94104

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

June 20, 2025

To the Shareholders of the Fund:

Notice is hereby given that a Special Meeting of Shareholders (the “Meeting”) of the Fund will be held at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, on August 25, 2025, at 10:00 a.m. (Eastern Time), for the following purposes:

1)

To consider and approve a proposed new Investment Advisory Agreement between the Fund and KKR Credit Advisors (US) LLC (the “Adviser”) in connection with a change in the Fund’s non-fundamental investment strategy;

2)	To consider and approve a change to the terms of the Fund’s fundamental policy to make quarterly offers to repurchase its outstanding shares;

3)	To elect two (2) Nominees to the Board of Trustees of the Fund; and

4)	To transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.

Participating in the Meeting are holders of any class of the Fund’s common shares of beneficial interest. Proposals 1, 2 and 3 are discussed in greater detail in the accompanying proxy statement.

The close of business on June 16, 2025, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting and any postponements or adjournments thereof.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE SIZE OF YOUR HOLDINGS IN THE FUND. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, WE ASK THAT YOU PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE, WHICH NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

By Order of the Board of Trustees of: KKR Credit Opportunities Portfolio

/s/ Lori Hoffman
Lori Hoffman
Secretary and Vice President

KKR CREDIT OPPORTUNITIES PORTFOLIO

(the “Fund”)

555 California Street

50th Floor

San Francisco, CA 94104

SPECIAL MEETING OF SHAREHOLDERS

To Be Held August 25, 2025

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Trustees (the “Board”) of the Fund for use at the Special Meeting of Shareholders of the Fund (the “Meeting”) to be held on August 25, 2025, at 10:00 a.m. (Eastern Time), at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036, and at any postponements or adjournments thereof. Shareholders of the Fund will meet and vote at the Meeting as to the proposals described herein. The Notice of the Meeting and the Proxy Statement with the accompanying proxy card will be mailed to shareholders on or about June 27, 2025.

Important Notice Regarding the Availability of Proxy Materials for the Meeting to Be Held on August 25, 2025

This Proxy Statement is available online free of charge at www.proxyvote.com.

Other Methods of Proxy Solicitation

In addition to the solicitation of proxies by Internet or mail, regular employees of KKR Credit Advisors (US) LLC (the “Adviser”) or its affiliates and officers and employees of SS&C GIDS, Inc., the Fund’s transfer agent, may also solicit proxies by telephone, Internet or in person and will not receive any compensation therefor from the Fund. The Fund has also engaged Broadridge Financial Solutions, Inc. (“Broadridge”), an independent proxy solicitation firm, to assist in the distribution of the proxy materials and the solicitation and tabulation of proxies. The cost of Broadridge’s services with respect to the Fund is estimated to be approximately $67,000, plus reasonable out-of-pocket expenses. The Adviser will pay all expenses incurred in connection with preparing the Proxy Statement and its enclosures and expenses associated with proxy solicitation. The Adviser will also reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Fund’s Shares (as defined below).

The Fund’s most recent annual report, including audited financial statements for the fiscal year ended October 31, 2024, and semi-annual report are available upon request, without charge, by writing to the Fund c/o SS&C GIDS, Inc., PO Box 219302, Kansas City, MO 64121-9302 (Express Mail Address: c/o SS&C GIDS, Inc., 430 W. 7th Street, Suite 219302, Kansas City, Missouri 64105), by calling the Fund at 888-920-1959 Option 1, or via the Internet at https://kseries.kkr.com/kcop/.

If the enclosed proxy card is properly executed and returned in time to be voted at the Meeting and has not been revoked, the Shares (as defined below) represented thereby will be voted “FOR” the proposals listed in the Notice, unless instructions to the contrary are marked thereon, and in the discretion of the proxy holders as to the transaction of any other business that may properly come before the Meeting or any postponements or adjournments thereof. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares in person or by submitting a letter of revocation or a later-dated proxy to Broadridge at Broadridge Financial Solutions, Attn: Broadridge Mutual Funds Department, 51 Mercedes Way, Edgewood, NY 11717, prior to the date of the Meeting.

The holders of one third (33-1/3%) of the Fund’s Shares, regardless of share class, entitled to vote on any matter at the Meeting present in person or by proxy shall constitute a quorum at the Meeting for purposes of conducting business. If a quorum is not present at the Meeting, or if a quorum is present at the Meeting, but sufficient votes to approve any of the proposed items are not received, the Chair of the Meeting may propose one or more adjournments of the Meeting to permit further solicitation of proxies. A shareholder vote may be taken on one or more of the proposals in this Proxy Statement prior to such adjournment if sufficient votes have been received for approval and it is otherwise appropriate. Any such adjournment, if proposed by the Chair of the Meeting, will require the approval of the affirmative vote of a majority of those Shares present at the Meeting in person or by proxy. If a quorum is present, the persons named as proxies will vote those proxies that they are entitled to vote “FOR” any proposal in favor of such adjournment and will vote those proxies required to be voted “AGAINST” any proposal against such adjournment.

The close of business on June 16, 2025, has been fixed as the “Record Date” for the determination of shareholders entitled to notice of and to vote at the Fund’s Meeting and all postponements or adjournments thereof.

The Fund issues common shares of beneficial interest par value $0.001 (the “Shares”). As of the Record Date, there were 31,142,755 Shares outstanding.

QUESTIONS AND ANSWERS

This section of the Proxy Statement contains answers to some common questions regarding the Meeting.

When and where will the Meeting be held?

The Meeting will be held on August 25, 2025, at 10:00 a.m. (Eastern Time), at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, New York 10036. This Proxy Statement and the accompanying materials are being mailed to shareholders of record described below on or about June 27, 2025.

Who can vote?

You are entitled to attend and participate in the Meeting only if you are a record shareholder of the Fund as of the close of business on the Record Date for the Meeting, which is June 16, 2025, or you hold a valid proxy for the Meeting.

How can I access the Proxy Statement and other materials?

This Proxy Statement and the Fund’s most recent Annual Report on Form N-CSR, including audited financial statements for the fiscal year ended October  31, 2024, are available upon written request, without charge. The Fund’s most recent Annual Report on Form N-CSR is incorporated herein by reference. All of the Fund’s filings can also be obtained for free on the SEC’s website at www.sec.gov.

For more information, please visit https://kseries.kkr.com/kcop/.

Why is the Board requesting approval for the New Investment Advisory Agreement?

At meetings held on May 29-31, 2025 (the “Board Meetings”), the Board approved certain changes to the investment objectives, strategies, guidelines and policies of the Fund, pursuant to which the Fund will primarily focus on asset-based finance investments with a multi-sector investment approach that seeks the most attractive relative value and risk-adjusted returns from investments across a range of sectors (such changes, collectively, the “Conversion”). As part of the Conversion, the Fund’s name is also expected to be changed to “KKR Asset-Based Finance Fund”. Subject to Shareholder approval of Proposals 1 and 2, as described herein, it is expected that the Conversion will be effective on or about August 30, 2025. The Adviser has served as the Fund’s investment adviser since its inception pursuant to the terms of an investment advisory agreement with the Fund dated January 17, 2020 (the “Existing Advisory Agreement”). In connection with the Conversion, the Adviser has proposed that the Existing Advisory Agreement be replaced by a new investment advisory agreement, subject to shareholder approval, which would reflect changes to certain material terms reflecting the services to be provided by the Adviser following the Conversion, the level and structure of the fees generally charged for such services, and the alignment of the Adviser’s compensation to the Fund’s ability to generate income (such new investment advisory agreement being referred to herein as the “New Advisory Agreement”). At the Board Meetings, the Board, including a majority of the Independent Trustees, considered and unanimously approved of the New Advisory Agreement, subject to shareholder approval.

The New Advisory Agreement would reflect the following material changes, arising from and consistent with the purposes of the Conversion:

•

Reduce the existing management fee under the Existing Advisory Agreement (the “Existing Management Fee”) from an annual rate of 1.30% of the average daily value of the Fund’s Managed Assets, to an annual rate of 1.00% based upon the average daily value of the Fund’s net assets (as determined on each business day at the time set forth in the prospectus for determining net asset value per share) during the preceding month (“Net Assets”), under the New Advisory Agreement. The base management fee under the New Advisory Agreement will accrue daily and be payable monthly in arrears. “Managed Assets” under the Existing Advisory Agreement means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes).

•

Introduce an incentive fee, payable by the Fund to the Adviser, based on pre-incentive fee net investment income. As a consequence of the addition of an incentive fee, the total level of fees payable to the Adviser could be higher or lower than the current single management fee under the Existing Advisory Agreement.

The foregoing changes and other information regarding the New Advisory Agreement and the Conversion are discussed in detail under “Proposal 1: Approval of New Advisory Agreement” herein.

As an “interval fund,” the Fund currently provides liquidity to shareholders by conducting quarterly repurchase of the Shares and currently conducts quarterly repurchase offers for 10% of its outstanding Shares under ordinary circumstances.

Shareholder approval of the proposed New Advisory Agreement is a critical component of the Fund’s Conversion and the Board recommends a vote “FOR” Proposal 1.

What are the primary reasons that the Board approved the New Advisory Agreement?

At the Board Meetings, the Board, including the Independent Trustees, considered that the proposed Conversion of the Fund would alter the services to be provided by the Adviser to the extent that the fees to be paid to the Adviser required reevaluation and approved the New Advisory Agreement between the Fund and the Adviser, subject to shareholder approval. The New Advisory Agreement is substantially identical to the Existing Advisory Agreement except for the structure and amount of the fees. The Board considered the proposed fee components and levels in the New Advisory Agreement in relation to those of funds with investment strategies similar to those that the Fund would have upon the Conversion, including funds sponsored by third parties and those for which the Adviser and its affiliates are investment advisers. The Trustees considered the New Advisory Agreement in light of the proposed Conversion and the services that would be performed by the Adviser in implementing the Fund’s new investment strategy following the Conversion. They also considered that the New Advisory Agreement would align the Adviser’s fees with the performance of the investments in the Fund’s portfolio. In their deliberations, the Board relied on their ongoing experience as Trustees of the Fund as well as on the materials relevant to their consideration of the New Advisory Agreement and weighed a number of factors in reaching its decision to approve the New Advisory Agreement, including (1) the nature, extent, and quality of services to be provided by the Adviser under the New Advisory Agreement and in comparison to those provided under the Existing Advisory Agreement; (2) the fees payable and expenses reimbursable to the Adviser under the terms of the New Advisory Agreement; (3) the Adviser’s projected profitability in advising the Fund and the estimated cost of services to be provided; (4) the extent to which economies of scale would be realized as the Fund grows; and (5) any ancillary or “fall-out” benefits to be received by the Adviser or its affiliates as a result of its relationship with the Fund. The Board also considered the investment history and experience of the Adviser. Additional details regarding factors considered by the Board in approving the New Advisory Agreement can be found in the section “Evaluation of the New Advisory Agreement by the Board of Trustees” in this Proxy Statement.

Will there be any changes to the Fund’s fees and expenses under the New Advisory Agreement?

Under the terms of the New Advisory Agreement, the Adviser would receive a Base Management Fee (as defined below) of 1.00% of the average daily value of the Fund’s Net Assets, which is lower than the Fund’s Existing Management Fee of 1.30% of the average daily value of the Fund’s Managed Assets (as defined below). In addition, the Adviser would receive an Incentive Fee (as defined below) of 10% of the Fund’s pre-incentive fee net investment income, for each fiscal quarter subject to an 5.0% annualized hurdle rate, with a “catch-up”. The Adviser currently does not receive an incentive fee. As a consequence of the addition of the Incentive Fee, the total level of fees payable to the Adviser could be higher or lower than the current single management fee under the Existing Advisory Agreement.

Subject to shareholder approval of the New Advisory Agreement, at the request of the Independent Trustees and the Board, the Adviser has agreed to temporarily waive fees payable to the Adviser under the Existing Advisory Agreement and the New Advisory Agreement as follows:

•

For the period beginning on May 31, 2025, through December 31, 2025, the Adviser will waive the Management Fee under the Existing Advisory Agreement or the Base Management Fee under the New Advisory Agreement, as applicable (the “2025 Management Fee Waiver Agreement”). For the avoidance of doubt, the Adviser will not waive any Incentive Fee payable under the New Advisory Agreement pursuant to the 2025 Management Fee Waiver Agreement.

•

For the period beginning on January 1, 2026, through December 31, 2026, the Adviser will waive the Base Management Fee and the Incentive Fee under the New Advisory Agreement to the extent necessary to ensure that the aggregate Base Management Fee and the Incentive Fee payable by the Fund does not exceed 1.74% of the Fund’s average daily net assets (the “2026 Management Fee Waiver Agreement” and, together with the 2025 Management Fee Waiver Agreement, the “Management Fee Waiver Agreements”).

The fees waived pursuant to the Management Fee Waiver Agreements are not subject to recoupment by the Adviser under the Expense Limitation Agreement.

See “Proposed New Advisory Agreement” and “Comparison of the Advisory Agreements” below for additional information and detail regarding the fees and expenses payable under the New Advisory Agreement and the Existing Advisory Agreement.

Why is the Board requesting approval to change the Fund’s fundamental policy to conduct quarterly repurchase offers?

The Fund is an “interval fund,” a type of fund that, in order to provide liquidity to shareholders, conducts quarterly repurchase offers of its outstanding shares at net asset value. The Fund currently maintains a fundamental policy pursuant to Rule 23c-3(b) under the Investment Company Act of 1940, as amended (the “1940 Act”), to conduct periodic repurchase offers of 10% to 25% of its outstanding Shares at net asset value, subject to approval of the Board.

In connection with the Conversion, the Adviser proposed, and the Board considered and unanimously approved, changing the Fund’s fundamental policy to require the Fund to conduct quarterly repurchase offers of 5% to 25%. The Conversion would result in the Fund having different investment objectives, strategies, guidelines and policies, which, in the Adviser’s view, makes changing the Fund’s fundamental policy advisable and in the best interests of the Fund and shareholders, as it would permit the Fund to, among other things, more fully deploy investable capital in accordance with its investment strategies. A majority of the Fund’s interval fund peers (both prior to and following the Conversion) also have fundamental policies that require them to make periodic repurchase offers of 5% to 25%, consistent with the requirements of Rule 23c-3.

The foregoing changes and other information regarding the Fund’s fundamental policy to conduct repurchase offers are discussed under “Proposal 2: Approval of Change to Fundamental Policy” herein.

Shareholder approval of the proposed change to the Fund’s fundamental policy to conduct repurchase offers is a critical component of the Fund’s Conversion and the Board recommends a vote “FOR” Proposal 2.

Are there any expected tax consequences for Shareholders in connection with the Conversion?

The Conversion itself is not a taxable event.

During the Conversion, it is expected that Fund’s holdings will need to be modified to bring the portfolio in line with Fund’s new ABF-focused strategy through purchases and sales of securities. At that point, sales of securities will result in capital gains or losses for the Fund. While capital loss carryforwards and unrealized losses may be available to offset any recognized capital gains, it is possible that the Conversion could result in a capital gain distribution to shareholders.

Additionally, as described in the section of the Fund’s prospectus titled “Tax Considerations”, non-U.S. shareholders are generally exempt from U.S. federal income tax to the extent dividends paid by the Fund are reported as interest-related dividends (Exempt QII Dividends). After the Conversion, it is expected that a smaller percentage of the Fund’s dividends will be eligible to be reported as Exempt QII Dividends. Accordingly, certain non-U.S. shareholders may be subject to a materially higher amount of tax withholding with respect to their dividends received from the Fund following the Conversion. For more detailed discussion, see the sections of the Fund’s prospectus titled “Taxation of Non-U.S. Shareholders” and “Non-U.S. Shareholder should consult their tax advisers before investing in Shares”. Shareholders should consult with their tax advisors regarding the tax consequences of the Conversion under their specific circumstances.

Why is the Board nominating Mr. Pimentel and Ms. Perez-Berkeley for election as members of the Board?

Mr. Pimentel currently serves as a Trustee and is deemed to be an “interested person” of the Fund as defined in the 1940 Act. Ms. Perez-Berkeley currently serves as a Trustee and is not deemed to be an “interested person” of the Fund as defined in the 1940 Act. Each of Mr. Pimentel and Ms. Perez-Berkeley were appointed by the Trustees to fill vacancies on the Board. The Board believes that it is in shareholders’ best interest to have a Board that is, to the extent possible, composed of Trustees who have been elected by the Fund’s shareholders. Because a shareholder vote is required to approve Proposals 1 and 2, the Board has proposed that shareholders elect Mr. Pimentel and Ms. Perez-Berkeley during the same shareholder meeting, which would avoid the expense of preparing and mailing another proxy statement solely for the election of a Trustee.

How may I vote?

All shareholders are requested to vote by proxy over the Internet, by telephone or by completing, dating and signing the enclosed proxy card and returning it promptly.

What constitutes a quorum and may the Meeting be adjourned?

A quorum of shareholders is constituted by the presence at the Meeting, in person or by proxy, of one-third (33-1/3%) of the shares entitled to vote. If a quorum is not present at the Meeting, or if a quorum is present at the Meeting, but sufficient votes to approve any of the proposed items are not received, the Chair of the Meeting may propose one or more adjournments of the Meeting to permit further solicitation of proxies.

What is the required vote for approval of each proposal?

Proposals 1 and 2 require approval by a “vote of a majority of the outstanding voting securities” of the Fund. The “vote of a majority of the outstanding voting securities” is defined in the 1940 Act as the lesser of the vote of (i) 67% or more of the voting securities of the Fund entitled to vote thereon present at the Meeting or represented by proxy, if more than 50% of the Fund’s outstanding voting securities are present or represented by proxy; or (ii) more than 50% of the outstanding voting securities of the Fund entitled to vote thereon.

Proposal 3 requires the affirmative vote of a majority of the Fund’s Shares, regardless of class, present in person or by proxy and entitled to vote.

Abstentions will be considered as votes cast and, accordingly, will have the same effect as votes “AGAINST” the proposals. Abstentions will be included when determining the presence of a quorum.

Can I change my vote or revoke my proxy after I authorize my proxy?

Yes. Any shareholder who has given a proxy has the right to revoke it at any time prior to its exercise either by attending the Meeting and voting his or her Shares at the Meeting or by submitting a letter of revocation or a later-dated proxy to the Broadridge at Broadridge Financial Solutions, Attn: Broadridge Mutual Funds Department, 51 Mercedes Way, Edgewood, NY 11717, prior to the date of the Meeting. Your attendance at the Meeting will not, by itself, revoke a proxy previously authorized by you. We will honor the proxy card or authorization with the latest date.

Proxy revocation notices should be sent to Broadridge at Broadridge Financial Solutions, Attn: Broadridge Mutual Funds Department, 51 Mercedes Way, Edgewood, NY 11717.

Who will count the votes?

Representatives of the Fund or their designees or its designee will count the votes and will serve as the inspector of elections. The inspector of elections will tabulate affirmative and negative votes, abstentions and broker non-votes. Votes withheld and abstentions will be counted in determining whether a quorum has been reached.

Who pays for this proxy solicitation?

The Adviser will bear or reimburse the Fund for the expenses of the solicitation of proxies. In addition to mail and e-mail, proxies may be solicited personally, via the Internet or by telephone or facsimile, by regular employees of the Fund’s adviser or administrator, and their affiliates and/or a paid solicitor. No additional compensation will be paid to such regular employees for such services. The Fund has also engaged Broadridge Financial Solutions, Inc. (“Broadridge”), an independent proxy solicitation firm, to assist in the distribution of the proxy materials and the solicitation and tabulation of proxies. The cost of Broadridge’s services with respect to the Fund is estimated to be approximately $67,000, plus reasonable out-of-pocket expenses. The Adviser will pay all expenses incurred in connection with preparing the Proxy Statement and its enclosures and expenses associated with proxy solicitation. The Adviser will also reimburse brokerage firms and others for their expenses in forwarding solicitation materials to the beneficial owners of the Fund’s Shares.

In order that your Shares may be represented at the Meeting, you are requested to vote on the following matters:

PROPOSAL 1:

APPROVAL OF NEW ADVISORY AGREEMENT

Background

The Fund is a diversified, closed-end management investment company that continuously offers its Shares and is operated as an “interval fund.” The Fund’s current investment objectives are to seek to provide attractive risk-adjusted returns and high current income. As described in detail in the Fund’s current prospectus, the Fund currently invests in a select portfolio of the Adviser’s publicly traded and private credit through exposure to two of its primary credit strategies: (a) opportunistic credit, a conviction-based approach investing in a portfolio consisting primarily of publicly traded high yield bonds (commonly referred to as “junk” bonds), first- and second-lien secured bank loans and structured credit (e.g., collateralized loan obligation (“CLO”) mezzanine debt) and (b) private credit, which includes directly originated hard and financial asset-based lending, corporate mezzanine debt, as well as directly originated first-lien, second-lien and unitranche senior loans to upper middle-market companies.

The Adviser has served as the Fund’s investment adviser since its inception pursuant to the terms of an investment advisory agreement with the Fund dated January 17, 2020 (approved initially by the sole shareholder of the Fund on February 14, 2020) (the “Existing Advisory Agreement”). The Adviser, a subsidiary of KKR & Co. Inc. (together with the Adviser and its other affiliates, “KKR”), is a leading manager of non-investment grade debt and public equities. The Adviser was formed as a limited liability company under the laws of the State of Delaware on June 24, 2004, and is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The sole member of the Adviser is Kohlberg, Kravis, Roberts & Co. L.P. Kohlberg, Kravis, Roberts & Co. L.P.’s address is 30 Hudson Yards, New York, NY 10001. The Adviser uses KKR’s global network of resources, due diligence skills, intellectual capital and experience in seeking to achieve the Fund’s investment objectives. KKR is a leading global investment firm that operates an integrated global platform for sourcing and executing investments across multiple industries, asset classes and geographies. As of December 31, 2024, KKR had over $638 billion in assets under management. As of December 31, 2024, the Adviser had over $276 billion in assets under management. The Adviser’s address is 555 California Street, 50th Floor, San Francisco, CA 94104.

Following the Board Meetings, at which the Adviser presented the potential benefits to the Fund and its shareholders of focusing the Fund’s investments, to a greater extent than currently, on asset-backed finance (“ABF”) investments, the Board approved, among other things, certain changes to the investment objectives, strategies, guidelines and policies of the Fund, pursuant to which the Fund will pursue a multi-sector investment approach that primarily targets a range of ABF investments across asset sectors and throughout the capital structure of ABF opportunities, including privately sourced and structured investments, that have attractive relative value and the potential to deliver high current income and strong risk-adjusted returns across market cycles (such changes, collectively, the “Conversion”). Accordingly, it is expected that, after the Conversion, the Fund would seek to achieve the investment objectives of generating current income and, to a lesser extent, long-term capital appreciation. These investments would be comprised primarily in ABF opportunities across four key ABF market sectors: (i) consumer/mortgage finance, (ii) commercial finance, (iii) hard assets and (iv) contractual cash flows. Subject to Shareholder approval of Proposals 1 and 2, as described herein, it is expected that the Conversion will be effective on or about August 30, 2025. Certain aspects of the Conversion are discussed under “Highlights of Proposed Changes in Investment Policies and Strategy” below and in a supplement to the Fund’s prospectus and statement of additional information filed on June 2, 2025.

As an “interval fund,” the Fund currently provides liquidity to shareholders by conducting quarterly repurchase of the Shares and currently conducts quarterly repurchase offers for 10% of its outstanding Shares under ordinary circumstances.

Shareholders are not being asked to approve the Conversion at the Meeting. Shareholders will be provided information regarding the aforementioned quarterly repurchase offer in connection with the Fund’s notification of repurchase offer filed in ordinary course pursuant to Rule 23c-3. The Adviser believes that the Conversion would enable the Fund the potential to, among other things, benefit from greater economies of scale, achieve a similar yield with higher potential returns and experience lower volatility, among other potential benefits.

Proposed New Advisory Agreement

In connection with the Conversion, the Adviser has proposed that the Existing Advisory Agreement be replaced by a new investment advisory agreement, subject to shareholder approval, which would reflect changes to certain material terms arising from and consistent with the purposes of the Conversion.

As required by Section 15(c) of the 1940 Act, at the Board Meetings which were called specifically to address the proposed approval of the New Advisory Agreement, the members of the Board (each a “Trustee”), including the Trustees who are not “interested persons” of the Fund (the “Independent Trustees”), as defined in the 1940 Act, considered and unanimously approved the New Advisory Agreement between the Fund and the Adviser. In their evaluation of the New Advisory Agreement, the Board considered, among other things, the following information and factors:

•	That the Existing Management Fee would be reduced by the Base Management Fee;

•

That the Fund’s existing investment advisory fee was set at a level that was consistent with the Fund’s current investment strategies but that the Fund’s investment strategies were changing as a result of the Conversion;

•

Information provided by the Adviser regarding the portfolio management services and resources required to provide an investment program to a fund that invests principally in private asset-based finance investments;

•

Information provided by the Adviser reflecting that the Fund’s Incentive Fee, if approved as proposed, would be structurally substantially similar or identical to the Peer Funds (as defined below) and in line on a relative basis to the Peer Funds;

•

The likely effect on the Adviser’s profitability of the proposed fee change, and the substantial unlikelihood that the Adviser’s profitability would become excessive, or that the fee would require breakpoints to ensure appropriate sharing of economies of scale, prior to the time when the Board would next be asked to consider the renewal of the Fund’s New Advisory Agreement;

•

That the proposed fee structure would better align the interests of the Fund and Adviser by: (1) basing the Base Management Fee on the Fund’s Net Assets as opposed to Managed Assets, thereby eliminating the conflict of interest that the Adviser would be incentivized to increase the leverage of the Fund in order to increase its Existing Management Fee and (2) incentivizing the Adviser by tying a portion of its compensation to the performance of the Fund’s investments;

•	The Adviser’s undertaking to waive the Existing Management Fee, the Base Management Fee and/or Incentive Fee, as applicable, in accordance with the Management Fee Waiver Agreements;

•	The nature, extent, and quality of the services the Adviser has historically provided to the Fund;

•

The Adviser’s historical performance record in the relevant strategy, and that the Adviser did not expect any changes in the nature, extent or quality of the services it provided under the New Advisory Agreement; and

•	The Adviser’s conflicts of interest with respect to the Conversion and the proposed New Advisory Agreement.

See “Evaluation of the New Advisory Agreement by the Board of Trustees” below for more information about the Board’s considerations in approving the New Advisory Agreement.

Pursuant to Section 15(a) of the 1940 Act, shareholders are now being asked to consider and vote upon the proposed New Advisory Agreement. If the proposed New Advisory Agreement is not approved by shareholders, the Fund will continue to operate in accordance with its current investment strategy, and the Board may consider other alternatives in the future. The New Advisory Agreement would reflect the following material changes, arising from and consistent with the purposes of the Conversion:

•

Reduce the Existing Management Fee from an annual rate 1.30% of the average daily value of the Fund’s Managed Assets, to an annual rate of 1.00% based upon the average daily value of the Fund’s net assets (as determined on each business day at the time set forth in the prospectus for determining net asset value per share) during the preceding month (“Net Assets”), in the Base Management Fee under the New Advisory Agreement. The Base Management Fee under the New Advisory Agreement will accrue daily and be payable monthly in arrears. “Managed Assets” under the Existing Advisory Agreement means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes).

•

Introduce an incentive fee (the “Incentive Fee”), payable by the Fund to the Adviser, based on Pre-Incentive Fee Net Investment Income. As a consequence of the addition of the Incentive Fee, the total level of fees payable to the Adviser could be higher or lower than the current single management fee under the Existing Advisory Agreement. If the Fund’s Pre-Incentive Fee Net Income increases as a result of the Conversion, the Adviser’s total compensation will be higher than it would otherwise have been and those benefits will be shared accordingly between the Fund’s shareholders and the Adviser.

The Incentive Fee is payable quarterly in arrears, commencing with the first full fiscal quarter after the effectiveness of the New Advisory Agreement, based on the Fund’s “Pre-Incentive Fee Net Investment Income” (as defined below) for the immediately preceding quarter (or portion thereof). The payment of the Incentive Fee is subject to a quarterly hurdle rate (the “Hurdle Rate”), expressed as a rate of return on the average daily value of the Fund’s net assets during the most recently completed fiscal quarter, of 1.25% (5.0% annualized), subject to a “catch-up” feature (as described below).

“Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income accrued during the fiscal quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, any interest expense borne by the Fund, and any dividends paid on preferred stock issued by the Fund, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The Fund will pay the Adviser the Incentive Fee quarterly in arrears with respect to the Fund’s Pre-Incentive Fee Net Investment Income in each fiscal quarter as follows:

•	No Incentive Fee will be payable to the Adviser in any fiscal quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate of 1.25% (5.0% annualized);

•

100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.39% in any fiscal quarter (5.56% annualized) will be payable to the Adviser. This portion of the Fund’s Incentive Fee that exceeds the Hurdle Rate but is less than or equal to 1.39% is referred to as the “catch-up” and is intended to provide the Adviser with an incentive fee of 10% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.39% (5.56% annualized) on the average daily value of the Fund’s net assets in any fiscal quarter; and

•	10% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.39% (5.56% annualized) on the average daily value of the Fund’s net assets in any fiscal quarter will be payable to the Adviser once the Hurdle Rate and catch-up have been achieved (10% of the Fund’s Pre-Incentive Fee Net Investment Income thereafter will be allocated to the Adviser).

Shareholders should be aware that a rise in the general level of interest rates can be expected to lead to higher interest rates applicable to the Fund’s debt investments. Accordingly, an increase in interest rates would make it easier for the Fund to meet or exceed the Incentive Fee hurdle rate and may result in a substantial increase of the amount of Incentive Fees payable to the Adviser with respect to Pre-Incentive Fee Net Investment Income. Because of the structure of the Incentive Fee, it is possible that the Fund may pay an Incentive Fee in a fiscal quarter in which the Fund incurs an overall loss taking into account capital account losses. For example, if the Fund receives Pre-Incentive Fee Net Investment Income in excess of the quarterly hurdle rate, the Fund will pay the applicable Incentive Fee even if the Fund has incurred a loss in that fiscal quarter due to realized and unrealized capital losses.

A comparison of the terms of the Existing Advisory Agreement and the proposed New Advisory Agreement can be found under “Comparison of the Advisory Agreements” below.

The following is a graphical representation of the calculation of the Incentive Fee:

Quarterly Incentive Fee

Pre-Incentive Fee Net Investment Income (expressed as a percentage of the value of net assets per quarter)

Percentage of each Class’s Pre-Incentive Fee Net Investment Income Allocated to Quarterly Incentive Fee

These calculations will be appropriately prorated for any period of less than three months.

Example – Incentive Fee on Pre-Incentive Fee Net Investment Income for Each Fiscal Quarter – Class I

	Scenario 1	Scenario 2	Scenario 3
Scenarios expressed as a percentage of average Net Assets – Class I
Pre-incentive fee net investment income	1.24%	1.34%	1.50%
Catch up incentive fee (maximum of 0.14%)	0%	0.09%	0.14%
Split incentive fee (10% above 1.39%)	0%	0%	0.01%
Net Investment income[1]	1.24%	1.25%	1.35%

1	This amount will vary for other share classes due to the Distribution Fee and the Shareholder Servicing Fee (as defined in the Fund’s prospectus).

Scenario 1 – Incentive Fee on Income

•	Pre-Incentive Fee Net Investment Income does not exceed the 1.25% Hurdle Rate; therefore there is no catch-up or split Incentive Fee on Pre-Incentive Fee Net Investment Income.

Scenario 2 – Incentive Fee on Income

•

Pre-Incentive Fee Net Investment Income falls between the 1.25% Hurdle Rate and the catch-up of 1.39%; therefore the Incentive Fee on Pre-Incentive Fee Net Investment Income is 100% of the pre-incentive fee above the 1.25% hurdle return.

Scenario 3 – Incentive Fee on Income

•

Pre-Incentive Fee Net Investment Income exceeds the 1.25% Hurdle Rate and the 1.39% catch-up provision. Therefore the catch-up provision is fully satisfied by the 0.14% of Pre-Incentive Fee Net Investment Income above the 1.25% Hurdle Rate and there is a 10% Incentive Fee on Pre-Incentive Fee Net Investment Income above the 1.39% “catch-up.” This provides a 0.15% Incentive Fee, which represents 10% of Pre-Incentive Fee Net Investment Income.

Expense Limitation and Reimbursement Agreement

Pursuant to an Amended and Restated Expense Limitation and Reimbursement Agreement (the “Expense Limitation Agreement”), through February 28, 2026, the Adviser has agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s expenses (the “Specified Expenses”) will not exceed 0.40% of the average daily value of the Fund’s net assets (annualized). “Specified Expenses” is currently defined to include all expenses incurred in the business of the Fund, including organizational costs, with the exception of (i) the Existing Management Fee, (ii) the Shareholder Servicing Fee (as defined in the Fund’s prospectus), (iii) the Distribution Fee (as defined in the Fund’s prospectus), (iv) brokerage costs, (v) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vi) taxes, and (vii) extraordinary expenses (as determined in the sole discretion of the Adviser).

The Board has conditionally approved, subject to shareholder approval of Proposal 1, an amended and restated Expense Limitation Agreement to, through February 28, 2027, waive its fees and/or reimburse expenses of the Fund so that Specified Expenses will not exceed 0.60% of the average daily value of the Fund’s net assets (annualized). For the avoidance of doubt, Specified Expenses under the amended and restated Expense Limitation Agreement will not include the Base Management Fee nor the Incentive Fee.

Management Fee Waiver

Subject to shareholder approval of the New Advisory Agreement, at the request of the Independent Trustees and the Board, the Adviser has agreed to temporarily waive fees payable to the Adviser under the Existing Advisory Agreement and the New Advisory Agreement as follows:

•

For the period beginning on May 31, 2025, through December 31, 2025, the Adviser will waive the Management Fee under the Existing Advisory Agreement or the Base Management Fee under the New Advisory Agreement, as applicable (the “2025 Management Fee Waiver Agreement”). For the avoidance of doubt, the Adviser will not waive any Incentive Fee payable under the New Advisory Agreement pursuant to the 2025 Management Fee Waiver Agreement.

•

For the period beginning on January 1, 2026, through December 31, 2026, the Adviser will waive the Base Management Fee and the Incentive Fee under the New Advisory Agreement to the extent necessary to ensure that the aggregate Base Management Fee and the Incentive Fee payable by the Fund does not exceed 1.74% of the Fund’s average daily net assets (the “2026 Management Fee Waiver Agreement” and, together with the 2025 Management Fee Waiver Agreement, the “Management Fee Waiver Agreements”).

The fees waived pursuant to the Management Fee Waiver Agreements are not subject to recoupment by the Adviser under the Expense Limitation Agreement.

Comparison of the Advisory Agreements

The following table provides a comparison of material terms of the Existing Advisory Agreement and the proposed New Advisory Agreement. The table is intended as a summary. Additional information follows the table, and the terms are fully set forth in the New Advisory Agreement, which is included as Appendix A to this Proxy Statement. You should read the New Advisory Agreement in its entirety.

Term	Existing Advisory Agreement	Proposed New Advisory Agreement
Parties	Adviser and the Fund	Adviser and the Fund

Advisory Fees	The Fund pays the Adviser a monthly management fee (the “Management Fee”) on the first business day of each month, based upon the average daily value (as determined on each business day at the time set forth in the prospectus for determining net asset value per share) of the Managed Assets of the Fund during the preceding month, at the annual rate of 1.30%. If the fees payable to the Adviser begin to accrue before the end of any month or if the Agreement terminates before the end of any month, the fees for the period from that date to the end of that month or from the beginning of that month to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month in which the effectiveness or termination occurs.

The Fund shall pay to the Adviser a monthly management fee (the “Base Management Fee”) and a quarterly incentive fee (the “Incentive Fee”). The Base Management Fee shall accrue daily and be paid to the Adviser on a monthly basis, based upon the average daily value (as determined on each business day at the time set forth in the prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the annual rate provided for herein. For purposes of this Agreement, a “business day” is any day the Fund is open for business or as otherwise provided in the Fund’s prospectus.

The Incentive Fee shall be payable quarterly in arrears, commencing with the first full fiscal quarter after the date hereof, based on the Fund’s “Pre-Incentive Fee Net Investment Income” (as defined below) for the immediately preceding quarter (or portion thereof). The payment of the Incentive Fee is subject to a quarterly hurdle rate (the “Hurdle Rate”), expressed as a rate of return on the average daily value of the Fund’s net assets during the most recently completed fiscal quarter, of 1.25% (5.0% annualized), subject to a “catch-up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income accrued during the fiscal quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, any interest expense borne by the Fund, and any dividends paid on preferred stock issued by the Fund, but excluding the Incentive Fee

Term	Existing Advisory Agreement	Proposed New Advisory Agreement

and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Incentive Fee for each fiscal quarter shall be as follows

(i) No Incentive Fee will be payable to the Adviser in any fiscal quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(ii) 100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.39% in any fiscal quarter (5.56% annualized) will be payable to the Adviser. This portion of the Fund’s Incentive Fee that exceeds the Hurdle Rate but is less than or equal to 1.39% is referred to as the “catch-up” and is intended to provide the Adviser with an incentive fee of 10% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.39% (5.56% annualized) on the average daily value of the Fund’s net assets in any fiscal quarter; and

(iii) 10% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.39% (5.56% annualized) on the average daily value of the Fund’s net assets in any fiscal quarter will be payable to the Adviser once the Hurdle Rate and catch-up have been achieved (10% of the Fund’s Pre-Incentive Fee Net Investment Income thereafter will be allocated to the Adviser).

Term	Existing Advisory Agreement	Proposed New Advisory Agreement
Effective Date	The Existing Advisory Agreement initially took effect on January 17, 2020.	The effective date of the proposed New Advisory Agreement, subject to shareholder approval, will be on August 30, 2025, if approved.

Duration	Unless renewed, the Existing Advisory Agreement expires on July 24, 2025.	Unless renewed, the New Advisory Agreement will expire on August 30, 2027, if approved.

Renewal Provisions	In accordance with Section 15(c) of the 1940 Act, the Existing Advisory Agreement may be continued for additional one-year periods, so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the trustees who are not parties to the agreement and are not “interested persons” of the Fund as that term is defined in the 1940 Act.	In accordance with Section 15(a) of the 1940 Act, the New Advisory Agreement would have an initial term of two years from the date of its execution and, in accordance with Section 15(c) of the 1940 Act, may be continued for additional one-year periods, so long as its continuance is approved at least annually by (i) the Board or (ii) a vote of a majority of the outstanding voting securities of the Fund, provided that in either event continuance is also approved by a majority of the trustees who are not parties to the agreement and are not “interested persons” of the Fund as that term is defined in the 1940 Act.
Expenses Borne by the Fund	In addition to the Management Fee, the Fund is responsible for its investment-related expenses and all other expenses assumed by the Fund in accordance with the terms of the Fund’s Declaration of Trust (except to the extent any such expenses are otherwise waived or assumed by the Adviser).	No change

Expenses Borne by Adviser	The Adviser provides, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided in the Existing Advisory Agreement.	No change

Indemnification Obligations of Adviser to Fund	The Adviser indemnifies the Fund for harms caused by the Adviser’s willful misfeasance, bad faith, gross negligence, or reckless disregard in its performance of its obligations and duties under the Existing Advisory Agreement.	No change

Comparison of Fees and Expenses

The following tables show a comparison of the Fund’s annual fees and expenses, shown as a percentage of net asset value over the most recent fiscal year and pro forma fees for the Fund assuming the New Advisory Agreement had been in place. The Incentive Fee presented in the pro forma table is based on the returns generated by the Fund’s portfolio during the most recent fiscal year. Past performance is no guarantee of future results, and the amount of the Incentive Fee borne by the Fund under the New Advisory Agreement will vary depending on the Fund’s performance.

Current Fees and Expenses

	Class I Shares	Class D Shares	Class T Shares	Class U Shares	Class PI Shares	Class PT Shares
Shareholder Transaction Expenses:
Maximum Sales Load (as a percentage of the offering price)[1]	None [2]	None [2]	2.00%	None [2]	None [2]	3.00%
Maximum Deferred Sales Load (as a percentage of the offering price or repurchase proceeds, whichever is lower)	None	None	1.00%[3]	None	None	None
Annual Expenses (Percentage of Net Assets Attributable to Shares)
Management Fee[4]	1.74%	1.74%	1.74%	1.74%	1.74%	1.74%
Shareholder Servicing Fee[5]	None	0.25%	0.25%	0.25%	None	0.25%
Distribution Fee[6]	None	None	0.50%	0.50%	None	0.50%
Interest Payments on Borrowed Funds[7]	2.39%	2.39%	2.39%	2.39%	2.39%	2.39%
Other Expenses[8]	0.45%	0.45%	0.45%	0.45%	0.45%	0.45%
Total Annual Fund Operating Expenses	4.58%	4.83%	5.33%	5.33%	4.58%	5.33%
Expenses Reimbursed[9]	(0.05)%	(0.05)%	(0.05)%	(0.05)%	(0.05)%	(0.05)%
Total Annual Fund Operating Expenses After Expense Reimbursement	4.53%	4.78%	5.28%	5.28%	4.53%	5.28%

1

The Distributor is the principal underwriter and distributor of the Shares and serves in that capacity on a best efforts basis, subject to various conditions. The Distributor has entered into a Sub-Distribution Agreement with the Sub-Distributor. Shares may be offered through selling agents that have entered into selling agreements with the Distributor or Sub-Distributor and that are authorized to receive purchase orders and repurchase requests on the Fund’s behalf. Such selling agents may designate other financial intermediaries to receive purchase orders and, if applicable, repurchase requests from investors on behalf of the Fund and its selling agents. Selling agents typically receive the sales load with respect to Class T Shares and Class PT Shares purchased by their clients. The Distributor does not retain any portion of the sales load. Class T Shares and Class PT Shares are sold subject to a maximum sales load of up to 2.00% and 3.00% of the offering price, respectively. However, purchases of Class T Shares and Class PT Shares may be eligible for a sales load discount. See “Purchase of Shares—Sales Loads.” The selling agents may, in their sole discretion, reduce or waive the sales load on a non-scheduled basis in individual cases.

2

While neither the Fund nor the Distributor impose an initial sales charge, if you buy Class I Shares, Class D Shares, Class U Shares or Class PI Shares through certain financial firms, they may directly charge you transaction or other fees in such amounts as they may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Please consult your financial firm for additional information.

3

A contingent deferred sales charge of 1.00% may be assessed on Class T Shares investments over $250,000 without a sales charge if they are repurchased before the first day of the month of the one-year anniversary of the purchase.

4

Pursuant to the Existing Advisory Agreement, the Adviser receives an annual fee, payable monthly by the Fund, in an amount equal to 1.30% of the Fund’s average daily Managed Assets. The Management Fee percentage calculation assumes the use of leverage by the Fund. To derive the annual Management Fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s Managed Assets were multiplied by the annual Management Fee rate and then divided by the Fund’s net assets.

5

The Fund pays the Distributor a Shareholder Servicing Fee that is calculated monthly and accrued daily at an annualized rate of 0.25% of the net assets of the Fund attributable to Class D Shares, Class T Shares, Class U Shares and Class PT Shares. The Shareholder Servicing Fee is for personal services provided to Shareholders and/or the maintenance of Shareholder accounts and to reimburse the Distributor for related expenses incurred. The Distributor generally will pay all or a portion of the Shareholder Servicing Fee to the selling agents that sell Class D Shares, Class T Shares, Class U Shares and Class PT Shares. The Shareholder Servicing Fee is governed by the Fund’s Shareholder Servicing Plan and Agreement.

6

The Fund pays the Distributor a Distribution Fee that is calculated monthly and accrued daily at an annualized rate of 0.50% of the net assets of the Fund attributable to Class T Shares, Class U Shares and Class PT Shares. The Distribution Fee is for the sale and marketing of the Class T Shares, Class U Shares and Class PT Shares and to reimburse the Distributor for related expenses incurred. The Distributor generally will pay all or a portion of the Distribution Fee to the selling agents that sell Class T Shares, Class U Shares and Class PT Shares. Payment of the Distribution Fee is governed by the Fund’s Distribution and Service Plan.

7

The table assumes the use of leverage in an amount equal to 25.1% of the Fund’s Managed Assets (after the leverage is incurred), which equates to 33.5% of the Fund’s net assets, and assumes the annual effective interest rate on borrowings is 7.2%. The Fund’s actual interest costs associated with leverage may differ from the estimates above.

8

“Other Expenses” are estimated based on anticipated expenses for the Fund’s current fiscal year. “Other Expenses” include professional fees and other expenses, including, without limitation, filing fees, printing fees, administration fees, investor servicing fees, custody fees, trustee fees and insurance costs.

9

Pursuant to an Amended and Restated Expense Limitation and Reimbursement Agreement, through February 28, 2026, the Adviser has agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s expenses (“Specified Expenses”) will not exceed 0.40% of the average daily value of the Fund’s net assets (annualized). The Fund has agreed to repay these amounts on a monthly basis, but only if and to the extent that Specified Expenses are less than 0.40% of the average daily value of the Fund’s net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within the 36-month period after the Adviser bears the expense. This arrangement cannot be terminated prior to February 28, 2026 without the Board’s consent. The Board has amended and restated this arrangement, subject to shareholder approval of the New Advisory Agreement, as described herein. “Specified Expenses” is defined in the Amended and Restated Expense Limitation and Reimbursement Agreement to include all expenses incurred in the business of the Fund, including organizational costs, with the exception of (i) the Management Fee, (ii) the Shareholder Servicing Fee, (iii) the Distribution Fee, (iv) brokerage costs, (v) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vi) taxes, and (vii) extraordinary expenses (as determined in the sole discretion of the Adviser).

Pro Forma Fees and Expenses

	Class I Shares	Class D Shares	Class T Shares	Class U Shares	Class PI Shares[1]	Class PT Shares[1]
Shareholder Transaction Expenses:
Maximum Sales Load (as a percentage of the offering price)[2]	None [3]	None [3]	2.00%	None [3]	None [3]	3.00%
Maximum Deferred Sales Load (as a percentage of the offering price or repurchase proceeds, whichever is lower)	None	None	1.00%[4]	None	None	None
Annual Expenses (Percentage of Net Assets Attributable to Shares)
Management Fee[5]	1.00%	1.00%	1.00%	1.00%	1.00%	1.00%
Incentive Fee[6]	0.97%	0.97%	0.97%	0.97%	0.97%	0.97%
Shareholder Servicing Fee[7]	None	0.25%	0.25%	0.25%	None	0.25%
Distribution Fee[8]	None	None	0.50%	0.50%	None	0.50%
Interest Payments on Borrowed Funds[9]	2.39%	2.39%	2.39%	2.39%	2.39%	2.39%
Other Expenses[10]	0.55%	0.55%	0.55%	0.55%	0.55%	0.55%
Total Annual Fund Operating Expenses	4.91%	5.16%	5.66%	5.66%	4.91%	5.66%
Fees Waived and/or Expenses Reimbursed[11]	(0.23)%	(0.23)%	(0.23)%	(0.23)%	(0.23)%	(0.23)%
Total Annual Fund Operating Expenses After Waiver and/or Expense Reimbursement	4.68%	4.93%	5.43%	5.43%	4.68%	5.43%

1	Class PT commenced operations on December 31, 2024, and Class PI has not commenced operations as of the date of this Proxy Statement.
2

The Distributor is the principal underwriter and distributor of the Shares and serves in that capacity on a best efforts basis, subject to various conditions. The Distributor has entered into a Sub-Distribution Agreement with the Sub-Distributor. Shares may be offered through selling agents that have entered into selling agreements with the Distributor or Sub-Distributor and that are authorized to receive purchase orders and repurchase requests on the Fund’s behalf. Such selling agents may designate other financial intermediaries to receive purchase orders and, if applicable, repurchase requests from investors on behalf of the Fund and its selling agents. Selling agents typically receive the sales load with respect to Class T Shares and Class PT Shares purchased by their clients. The Distributor does not retain any portion of the sales load. Class T Shares and Class PT Shares are sold subject to a maximum sales load of up to 2.00% and 3.00% of the offering price, respectively. However, purchases of Class T Shares and Class PT Shares may be eligible for a sales load discount. See “Purchase of Shares—Sales Loads.” The selling agents may, in their sole discretion, reduce or waive the sales load on a non-scheduled basis in individual cases.

3

While neither the Fund nor the Distributor impose an initial sales charge, if you buy Class I Shares, Class D Shares, Class U Shares or Class PI Shares through certain financial firms, they may directly charge you transaction or other fees in such amounts as they may determine. Any such fees will be in addition to an investor’s investment in the Fund and not deducted therefrom. Please consult your financial firm for additional information.

4

A contingent deferred sales charge of 1.00% may be assessed on Class T Shares investments over $250,000 without a sales charge if they are repurchased before the first day of the month of the one-year anniversary of the purchase.

5

Pursuant to the New Advisory Agreement, the Adviser would receive an annual fee, payable monthly by the Fund, in an amount equal to 1.00% of the Fund’s average daily net assets. The Base Management Fee percentage calculation assumes the use of leverage by the Fund. To derive the annual Base Management Fee as a percentage of the Fund’s net assets (which are the Fund’s total assets less all of the Fund’s liabilities), the Fund’s net assets were multiplied by the annual Base Management Fee rate and then divided by the Fund’s net assets.

The Adviser has agreed to temporarily waive fees payable to the Adviser under the Existing Advisory Agreement and the New Advisory Agreement as follows: (i) for the period beginning on May 31, 2025, through December 31, 2025, the Adviser will waive the Management Fee under the Existing Advisory Agreement or the Base Management Fee under the New Advisory Agreement, as applicable; and (ii) for the period beginning on January 1, 2026, through December 31, 2026, the Adviser will waive the Base Management Fee and the Incentive Fee under the New Advisory Agreement to the extent necessary to ensure that the aggregate Base Management Fee and the Incentive Fee payable by the Fund does not exceed 1.74% of the Fund’s average daily net assets (together, the “Management Fee Waiver Agreements”). Unless otherwise extended by agreement between the Fund and the Adviser, the Base Management Fee payable by the Fund after the termination of the Management Fee Waiver Agreements will be at the annual rate of 1.00% of the value of the Fund’s net assets. The fees waived pursuant to the Management Fee Waiver Agreements are not subject to recoupment by the Adviser under the Expense Limitation Agreement. See “Investment Advisory Agreement” for additional information.

6

The Incentive Fee, if any, is based on income, whereby the Fund will pay the Adviser quarterly in arrears 10% of the Fund’s Pre-Incentive Fee Net Investment Income Returns (as defined below) for each fiscal quarter subject to a 5% annualized hurdle rate, with a full catch-up. The Incentive Fee presented is based on actual performance of the Fund for the year ended October 31, 2024. Incentive Fees are calculated based on the Fund’s net asset value at the end of the most recently completed quarter and actual income earned. Expenses are based on pro-forma amounts. Once fully invested, the Fund expects the Incentive Fee paid by the Fund to increase to the extent we earn greater income through our investments. If the Fund achieves annualized Pre-Incentive Fee Net Investment Income of 5% for each quarter made up entirely of net investment income, no Incentive Fee would be payable. See “Investment Advisory Agreement” for more information concerning the Incentive Fee.

7

The Fund pays the Distributor a Shareholder Servicing Fee that is calculated monthly and accrued daily at an annualized rate of 0.25% of the net assets of the Fund attributable to Class D Shares, Class T Shares, Class U Shares and Class PT Shares. The Shareholder Servicing Fee is for personal services provided to Shareholders and/or the maintenance of Shareholder accounts and to reimburse the Distributor for related expenses incurred. The Distributor generally will pay all or a portion of the Shareholder Servicing Fee to the selling agents that sell Class D Shares, Class T Shares, Class U Shares and Class PT Shares. The Shareholder Servicing Fee is governed by the Fund’s Shareholder Servicing Plan and Agreement.

8

The Fund pays the Distributor a Distribution Fee that is calculated monthly and accrued daily at an annualized rate of 0.50% of the net assets of the Fund attributable to Class T Shares, Class U Shares and Class PT Shares. The Distribution Fee is for the sale and marketing of the Class T Shares, Class U Shares and Class PT Shares and to reimburse the Distributor for related expenses incurred. The Distributor generally will pay all or a portion of the Distribution Fee to the selling agents that sell Class T Shares, Class U Shares and Class PT Shares. Payment of the Distribution Fee is governed by the Fund’s Distribution and Service Plan.

9	The interest payments presented are based on actual amounts incurred for the fiscal year ended October 31, 2024. Actual cost of leverage will differ based on the Fund’s use of leverage.
10

“Other Expenses” are estimated based on anticipated expenses for the Fund’s current fiscal year. “Other Expenses” include professional fees and other expenses, including, without limitation, filing fees, printing fees, administration fees, investor servicing fees, custody fees, trustee fees and insurance costs.

11

Pursuant to an Amended and Restated Expense Limitation and Reimbursement Agreement, through February 28, 2027, the Adviser has agreed to waive its fees and/or reimburse expenses of the Fund so that certain of the Fund’s expenses (“Specified Expenses”) will not exceed 0.60% of the average daily value of the Fund’s net assets (annualized). The Fund has agreed to repay these amounts on a monthly basis, but only if and to the extent that Specified Expenses are less than 0.60% of the average daily value of the Fund’s net assets (annualized) (or, if a lower expense limit is then in effect, such lower limit) within the 36-month period after the Adviser bears the expense. This arrangement cannot be terminated prior to February 28, 2027, without the Board’s consent. “Specified Expenses” is defined in the Expense Limitation Agreement to include all expenses incurred in the business of the Fund, including organizational costs, with the exception of (i) the Base Management Fee, (ii) the Incentive Fee, if any, (iii) the Shareholder Servicing Fee, (iv) the Distribution Fee, (v) brokerage costs, (vi) dividend/interest payments (including any dividend payments, interest expenses, commitment fees, or other expenses related to any leverage incurred by the Fund), (vii) taxes, and (viii) extraordinary expenses (as determined in the sole discretion of the Adviser).

Current Examples1

The following examples illustrate the expenses that you would pay on a $1,000 investment in each class of the Fund’s Shares, assuming (i) total annual expenses of net assets attributable to the relevant class of the Fund’s Shares remains the same, (ii) a 5% annual return, (iii) reinvestment of all dividends and distributions at net asset value (“NAV”), and (iv) application of the Amended and Restated Expense Limitation and Reimbursement Agreement through February 28, 2026:

	Total Expenses Incurred
	1 Year	3 Years	5 Years	10 Years
Class I	$45	$138	$231	$467
Class D	$48	$145	$242	$487
Class T2	$72	$176	$279	$534
Class U	$53	$159	$264	$524
Class PI	$45	$138	$231	$467
Class PT2	$81	$184	$286	$538

Pro Forma Examples1,3

The following examples illustrate the hypothetical pro forma (if the New Advisory Agreement was in place) expenses that you would pay on a $1,000 investment in each class of the Fund’s Shares made at the beginning of the fiscal year, assuming (i) total annual expenses of net assets attributable to the relevant class of the Fund’s Shares remains the same, (ii) a 5% annual return, (iii) reinvestment of all dividends and distributions at NAV, and (iv) application of the Amended and Restated Expense Limitation and Reimbursement Agreement through February 28, 2027:

	Total Expenses Incurred
	1 Year	3 Years	5 Years	10 Years
Class I	$47	$146	$244	$492
Class D	$49	$152	$255	$511
Class T2	$73	$183	$291	$556
Class U	$54	$166	$277	$547
Class PI	$47	$146	$244	$492
Class PT2	$83	$191	$298	$560

1	The examples should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown.
2	The examples for the Class T and Class PT Shares also assume the maximum sales load.
3

The pro forma examples are based on estimates that assume the proposed New Advisory Agreement was in place and that an Incentive Fee was earned. The pro forma examples reflect the effect of the Management Fee Waiver Agreements for the first year only.

For the fiscal year ended October 31, 2024, the Adviser earned $12.5 million in advisory fees under the terms of the Existing Advisory Agreement in effect at such time.

Highlights of Proposed Changes in Investment Policies and Strategy

The table below highlights the current principal investment strategies of the Fund and the proposed principal investment strategies of the Converted Fund.

	Current Investment Strategies of the Fund	Investment Strategies in the Converted Fund
Investment Objectives:	To provide attractive risk-adjusted returns and high current income	To generate current income and, to a lesser extent, long-term capital appreciation

Investment Strategy:	The Fund invests in a select portfolio of the Fund’s investment adviser’s (the “Adviser”) publicly traded and private credit through exposure to two of its primary credit strategies: (a) Opportunistic Credit, a conviction-based approach investing in a portfolio consisting primarily of publicly traded high yield bonds (commonly referred to as “junk” bonds), first- and second-lien secured bank loans and structured credit (e.g., collateralized loan obligation (“CLO”) mezzanine debt) and (b) Private Credit, which includes directly originated hard and financial asset-based lending, corporate mezzanine debt, as well as directly originated first-lien,	The Fund seeks to achieve its investment objectives by pursuing a multi-sector investment approach that primarily targets a range of Asset-Based Finance (“ABF”) investments across asset sectors and throughout the capital structure of ABF opportunities, including privately sourced and structured investments, that have attractive relative value and the potential to deliver high current income and strong risk-adjusted returns across market cycles. The Fund will leverage KKR Credit Advisors (US) LLC’s (the “Adviser”) and its affiliates’ extensive capabilities and resources in the ABF ecosystem, including its specialized sector expertise and deep financing relationships and partnerships

Current Investment Strategies of the Fund	Investment Strategies in the Converted Fund

second-lien and unitranche senior loans to upper middle-market companies.

In pursuing its investment objective, the Fund invests, under normal circumstances, at least 80% of its Managed Assets (defined below) in senior and subordinated corporate debt and debt related instruments. Debt related instruments include bonds, secured bank loans, convertible securities, structured products (such as CLOs), convertible debt securities, repurchase agreements and municipal securities. The debt and debt related instruments in which the Fund invests may include those of issuers from the United States and other countries, including emerging market countries. The Fund can invest without limit in below investment grade debt and debt related instruments. When determining the attractiveness of anticipated return levels, the Adviser considers the risks inherent in the underlying investments.

The Fund, under normal circumstances, invests 70-80% of its Managed Assets in the Opportunistic Credit strategy and 20-30% of its Managed Assets in the Private Credit Strategy, though the Fund’s allocation in investments could vary from these guidelines at any time in the Fund’s discretion. On at least a quarterly basis, the Fund’s Investment Committee (the “Investment Committee”) meets to, among other things, review and establish the allocation percentage between the Opportunistic Credit Strategy and Private Credit Strategy for the ensuing period. The Investment Committee considers factors such as KKR’s (defined below) macro-economic and market outlooks, assessment of the relative risk and return of each strategy, and other factors in making its determination. “Managed Assets” means the total assets of the Fund (including any assets attributable to borrowings for investment purposes) minus the sum of the Fund’s accrued liabilities (other than liabilities representing borrowings for investment purposes).

with management teams, to invest primarily in ABF opportunities across four key ABF market sectors: (i) consumer/mortgage finance, (ii) commercial finance, (iii) hard assets and (iv) contractual cash flows (collectively, the “ABF Investments”).

Under normal circumstances, the Fund intends to invest at least 80% of its net assets (plus the amount of any borrowings for investment purposes) in ABF Investments, either directly or indirectly through separate investment structures or vehicles that provide the Fund with exposure to such instruments. Such investment structures or vehicles may include open- or closed-end registered funds, private collective investment vehicles, operating companies, joint ventures, insurance-related companies and other structures, subject to applicable law. The Fund also may, subject to the investment limitations described herein and applicable law, including the restrictions set forth in the Investment Company Act of 1940, as amended (the “1940 Act”), form joint ventures and special purpose vehicles for any purposes which, in the judgment of the Adviser, will effectuate the investment program of the Fund.

Consumer/Mortgage Finance. The Fund’s consumer/mortgage finance investments are generally expected to focus on financing originators with strong track records to more high-value customer segments within the relevant market, including via underlying assets collateralized by receivables or loans secured by consumer-related assets. Such assets include, but are not limited to, consumer loans, credit card receivables, point-of-sale loans, auto loans and leases, solar residential loans, property assessed clean energy (PACE) financing, home improvement loans and student loans. The Fund will also invest in mortgage finance investments, such as loan pools, non-agency mortgage loans, non-qualified mortgage loans, home equity lines of

Current Investment Strategies of the Fund	Investment Strategies in the Converted Fund

Opportunistic Credit Strategy

The Opportunistic Credit Strategy’s investment objective is to provide an attractive risk-adjusted return through investment in a diversified portfolio of fixed income securities and financial instruments. To achieve the Fund’s investment objective, the Adviser utilizes a high conviction credit strategy with a broad mandate and flexibility to toggle among various asset classes including, but not limited to, junk bonds, first- and second- lien secured bank loans and structured credit (i.e., CLO mezzanine debt) and thematic approaches to investing depending on the credit market environment. Themes include (in order of expected weighting):

Market Dislocations and Relative Value – Positions in higher-yielding investments resulting from a broader market dislocation and volatility, or a credit specific dislocation.

Event Driven – Positions in securities with near term catalysts that are expected to lead to price appreciation/depreciation. Catalysts include refinancings, restructurings, mergers and acquisitions and rating upgrades, among others.

Proprietary Sourcing – Trades that leverage broader firm relationships with private equity sponsors and Wall Street firms. These include reverse inquiry (an inquiry by the Adviser to an issuer with regard to originating a particular debt instrument), secondary opportunities (investments that can be acquired from existing investors, rather than from the issuers of such investments) and/or larger block trades (the purchase or sale of a large number of securities) and potential anchor positions (taking a large position in an issuance prior to the issuer soliciting other investors).

Stressed Credits – Positions in companies under financial strain that could have a restructuring need and/or companies in out credit, secured non-performing/distressed loans and residential transition loans, as well as equity investments in platforms and structures with exposure to the consumer/mortgage.

Commercial Finance. The Fund’s commercial finance investments are expected to focus on financing facilities or asset classes that have historically been financed by bank lenders, including, but not limited to, equipment leases (e.g., debt obligations secured by leases on equipment, such as office equipment), factoring receivables (e.g., commercial loans where the risk of repayment sits with the underlying customer), trade financing (e.g., short-term lines of credit that facilitate the buying and selling of goods and/or services), small business loans, whole business loans, development loans (e.g., short-term loans to finance building costs), net asset value (“NAV”) loans and financing other financial assets.

Hard Assets. Hard assets investments made by the Fund are expected to focus on deploying capital into investments secured by physical or hard assets with underlying contracted and visible cashflows, which are expected to benefit from embedded downside protection via revenue visibility from strong free cash flow generations, liquidation value and contractual agreements with strong counterparties. The Fund’s hard assets investments will include, but are not limited to, aircraft leasing, infrastructure, fiber, railcars and single-family rentals.

Contractual Cash Flows. The Fund’s strategy to invest directly or indirectly in contractual cash flows (e.g., from intellectual property, insurance financing, royalties, risk transfer transactions and other customized financial contracts) is expected to drive portfolio diversification on account of the historically low correlation of contractual cash flows with other segments of the economy and corporate balance sheets.

Current Investment Strategies of the Fund	Investment Strategies in the Converted Fund

of favor industries that could be under market pressure.

Structured Products – Trading in securitized products, including tranches of CLOs, other securitizations and indices, as well as capital relief trades.

Illiquidity Premium – Credit investments in situations that offer a market premium, either in contractual rate or structure. These are expected to include small, less liquid trades as well as investments in misunderstood businesses or industries.

Private Credit Strategy

The Private Credit Strategy’s investment objective is to deliver attractive returns primarily in the form of contractual interest or coupon payments with a focus on principal protection, diversification, and, to a lesser degree, potential capital appreciation. The strategy makes investments in directly originated and negotiated financing instruments in what we believe are underserved and/or mispriced asset classes resultant from the withdrawal of global financial institutions from the financing market place and seeks to earn a premium for originating and holding a loan or other instrument to maturity. Private Credit strategies can include: Asset-Based Finance – focus on opportunities to either directly finance certain hard or financial assets or to invest in origination and/or servicing platforms of those assets (i.e., companies that originate investments in hard assets or financial asset or that perform the functions and processes relating to the origination and administration of such investments). We believe that these asset-based opportunities offer attractive risk-adjusted return due to the cash-flowing nature of the investments coupled with structural downside protection as well as asset collateral backing. Key areas of focus include, but are not limited to consumer/mortgage, hard assets, commercial, and contractual cash flow sectors.

The Fund’s ABF Investments are expected to derive returns from recurring, often contractual cash flows from privately sourced and structured investments and large, diversified pools of underlying hard and financial assets, as well as debt and equity investments in collateralized loan obligations (“CLOs”). The Fund will seek to leverage the Adviser’s understanding of the many structural nuances that drive the underlying cash flows, including liquidation value, credit enhancements, structural protections and security/collateral packages.

The Fund’s ABF Investments generally will include loans, private securitizations or similar privately negotiated instruments, public securitizations, equity investments in platforms and structures with exposure to ABF Investments (including warrants, options, and other instruments), short-term financing facilities, and interests in diversified pools of loans. The Fund may invest in the first-loss or subordinated tranches of such loans and securities. The Fund’s ABF Investments may also include notes, bills, debentures, bank loans, convertible and preferred securities, and government and municipal obligations and other instruments providing ABF exposure. To a lesser extent, the Fund may also invest in other traded and private credit investments, insurance-related assets and liabilities, reinsurance arrangements and/or insurance companies. The securities and other obligations in which the Fund invests may be of any credit quality, duration or maturity, and such investments may be fixed or variable rate instruments without limitation. The Fund may invest without limitation in below-investment grade debt securities or “junk” debt securities and non-rated debt or equity securities. These investments could constitute a material percentage of the Fund’s holdings at any given point in time. The Fund may employ leverage to the extent permitted by the 1940 Act and the rules thereunder. In addition, certain of the issuers of the ABF

Current Investment Strategies of the Fund	Investment Strategies in the Converted Fund

Junior Debt – focus on investments in debt instruments—generally second lien loans, unsecured notes, pay-in-kind (“PIK”) loans and notes and preferred non-convertible equity—issued by companies in defensive sectors.

Direct Lending – focus on investments typically in the most senior tranches of a corporate or other issuer’s capital structure. Generally, these investments take the form of privately negotiated first-, second-lien or unitranche senior loans established through custom financing agreements entered into with corporate or other borrowers with a focus on upper-middle market companies. In addition, the Adviser seeks to be the sole or, at minimum, lead lender, which generally results in a greater ability to dictate deal structure and terms and control all or a majority of the credit tranche. KKR employs a holistic approach toward origination that is focused on partnering with high-quality borrowers and sponsors and serving as a solutions provider for their capital needs. We strive to understand the goals of borrowers and structure appropriate financing solutions that are tailored to meet their specific objectives. The breadth of our credit and capital markets platforms is crucial to exploring and creating these opportunities, as it enables us to provide a “one-stop” solution for a borrower’s entire capital structure. KKR’s credit team (the “KKR Credit Team”) seeks to conduct deep due diligence (including, among other things, an evaluation of the quality of cash flows of the underlying investment, strengths and weaknesses in a borrower’s cost structure, cost structure relative to competitors and quality of suppliers) on each investment, with a focus on investing in debt instruments of companies where it believes KKR has a competitive advantage or a differentiated view. The Fund can invest without limit in originated loans. The Fund can originate loans of any maturity or duration to borrowers located both within

Investments and/or the other investment structures in which the Fund invests may themselves be highly leveraged.

The Fund may enter into interest rate, foreign exchange or other derivative agreements, including swaps, futures, forwards and options, to hedge interest rate and currency risk, but the Fund does not generally intend to enter into any such derivative agreements for speculative purposes. Any derivative agreements entered into for speculative purposes are not expected to be material to the Fund’s business or results of operations. These hedging activities, which will be in compliance with applicable legal and regulatory requirements, may include the use of futures, options and forward contracts. There can be no assurance any hedging strategy the Fund employs will be successful. The Fund may also enter into reverse repurchase agreements and dollar rolls. The Fund invests principally in issuers in the United States, Europe and other developed markets but may invest in issuers in any country. The Fund relies on an exemptive order from the U.S. Securities and Exchange Commission (the “SEC”) that permits it to, among other things, co-invest with certain other persons, including certain affiliates of the Adviser, and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.

The Fund’s investment strategies are not fundamental and may be changed by the Board without Shareholder approval.

Current Investment Strategies of the Fund	Investment Strategies in the Converted Fund

the United States and outside the United States.

The Adviser, a subsidiary of KKR & Co. Inc. (together with the Adviser and its other affiliates, “KKR”), uses KKR’s global network of resources, due diligence skills, intellectual capital and experience in seeking to achieve the Fund’s investment objective. The Adviser employs a fundamentally-driven investment approach that is based on deep credit underwriting and rigorous financial analysis. Because KKR has deep experience in credit and private equity underwriting, the Adviser’s investment approach is designed to incorporate valuable characteristics of both. The Adviser seeks to reallocate the portfolio of the Fund to opportunistically emphasize those investments, categories of investments and geographic exposures believed to be best suited to contribute to the achievement of the Fund’s investment objective under the market conditions existing at the time of investment.

The Fund seeks to leverage the diverse backgrounds and many years of experience in portfolio management, investing, finance and economics of the KKR Credit Team, as well as the global network and proprietary resources of KKR to source, diligence and execute attractive investment opportunities.

The Fund relies on an exemptive order from the SEC that permits it to, among other things, co-invest with certain other persons, including certain affiliates of the Adviser and certain public or private funds managed by the Adviser and its affiliates, subject to certain terms and conditions.

The Fund’s investment strategies are not fundamental and may be changed by the Board without approval of the Fund’s shareholders (“Shareholders”).

Evaluation of the New Advisory Agreement by the Board of Trustees

Background

At the Board Meetings, the Board, including the Independent Trustees, considered and unanimously approved the New Advisory Agreement. In their deliberations, the Board reviewed materials relating to the New Advisory

Agreement and the Conversion and considered, among the factors set forth below and other factors, the similarities and differences between the New Advisory Agreement and the Existing Advisory Agreement, including that the terms of the New Advisory Agreement are substantially the same as the terms of the Existing Advisory Agreement, with the exception of the changes to the management fee structure.

Prior to the Board Meetings, the Independent Trustees received a memorandum from their independent legal counsel concerning their duties and responsibilities in considering approval of changes to the investment strategy, share repurchase program and advisory fees of the fund. The Independent Trustees were also provided with excerpts of a memorandum from their independent legal counsel concerning their duties and responsibilities in considering approval of service provider agreements generally. In addition, the Board received and considered materials it deemed reasonably necessary for its review of the New Advisory Agreement, including materials and reports prepared by the Adviser comparing fee and expense information to that of a collection of registered closed-end funds operated as “interval funds” believed by the Adviser to have comparable investment objectives and strategies to the Fund (the “Peer Funds”). In addition to considering the information requested by the Board and furnished specifically to evaluate the New Advisory Agreement, the Trustees also considered information that has been presented to them at prior meetings of the Board.

The Independent Trustees discussed with management and separately with their independent legal counsel the materials provided by management prior to the Board Meetings.

The Board considered several factors, including: (1) the nature, extent, and quality of services that have been provided and those to be provided by the Adviser; (2) the fees payable and expenses reimbursable to the Adviser under the terms of the New Advisory Agreement; (3) the Adviser’s projected profitability in advising the Fund and the estimated cost of services to be provided; (4) the extent to which economies of scale would be realized as the Fund grows; and (5) any ancillary or “fall-out” benefits to be received by the Adviser or its affiliates as a result of its relationship with the Fund, each discussed in detail below.

Nature, Extent and Quality of Services

In considering the nature, extent and quality of services provided by the Adviser, the Board members relied on their ongoing experience as Trustees of the Fund as well as on the materials provided at and prior to the Board Meetings. The Board reviewed and considered the nature and extent of the investment advisory services provided by the Adviser under the Existing Advisory Agreement and to be provided by the Adviser under the New Advisory Agreement, including similarities and differences in the nature and extent of its portfolio management, investment research and oversight of portfolio transactions, and noted the Adviser’s representations that the quality of the investment advisory services would be substantially similar to that of the services provided under the Existing Advisory Agreement. The Board further noted that it had received and considered information at other regular meetings throughout the year regarding the nature, quality and extent of services provided by the Adviser.

The Board reviewed and considered the qualifications, background and experience of the investment team and other key personnel of the Adviser who provide advisory and non-advisory services to the Fund, including with respect to the strategy proposed for the Fund in connection with the Conversion. The Board also considered the resources, operations and practices of the Adviser both generally and in managing the Fund’s portfolio before and after the Conversion. The Board noted the Adviser’s extensive experience in managing similar portfolios containing a range of ABF investments across asset sectors and throughout the capital structure of ABF opportunities as well as the Adviser’s analytical and risk management capabilities. The Board also noted that a portion of the Fund’s portfolio prior to the Conversion, namely the asset-based lending portion of the Fund’s Private Credit Strategy, had demonstrated the Adviser’s ability to successfully manage a portfolio of ABF investments on behalf of the Fund, observing that certain members of the team who managed that portion of the portfolio would continue to serve as portfolio managers of the Fund following the Conversion.

The Board determined that the nature, extent and quality of services provided by the Adviser to the Fund were appropriate and that the Fund should continue to benefit from the nature, extent and quality of these services as a result of the Adviser’s experience, personnel, operations and resources. In considering the nature, extent and quality of services provided by the Adviser, the Board members relied on their ongoing experience as Trustees of the Fund as well as on the materials provided at and prior to the Board Meetings. The Board reviewed and considered the nature and extent of the investment advisory services to be provided by the Adviser under the New Advisory Agreement, including portfolio management, investment research and overseeing portfolio transactions. It was further noted that the Adviser coordinates and oversees the provision of services provided to the Fund by other service providers. The Trustees observed that the nature of the Adviser’s responsibilities under the New Advisory Agreement would be identical to those under the Existing Advisory Agreement.

Performance, Fees and Expenses of the Fund

The Board considered the performance of the Fund for the one-year and three-year periods (as of December 31, 2024) under the management of the Adviser prior to the Conversion. The Board further considered that the Adviser would be implementing for the Fund new investment objectives and investment strategies, guidelines and policies in connection with the Conversion and that the reconstituted portfolio would have no actual performance history. The Trustees also received information regarding the Adviser’s performance track record in managing ABF strategies.

The Board considered the proposed advisory fee structure under the New Advisory Agreement. Management discussed with the Board industry and peer trends in management fees and expenses for funds and accounts with similar strategies, and the Board reviewed the Fund’s proposed advisory fee structure, both on an absolute basis and in comparison with a newly compiled list of peer funds, a group of closed-end investment companies that focus on investing in ABF opportunities (“Peer Funds”). The Board considered that the proposed advisory fee structure would have two components: (i) the Base Management Fee of 1.00% and (ii) the Incentive Fee, which is structurally substantially similar or identical to the Peer Funds and in line on a relative basis to the Peer Funds. The Board also considered that calculating the Base Management Fee based on Net Assets rather than Managed Assets which is the basis upon which the Existing Management Fee is calculated was more favorable to the Fund because it takes into account both the assets and liabilities of the Fund, and it aligns the Adviser’s fees with the performance of the investments in the Fund’s portfolio. The Board further considered and viewed favorably that the Fund and the Adviser, at the request of the Independent Trustees and the Board, had proposed to enter into the Management Fee Waiver Agreements and Expense Limitation Agreement, which, together, would reduce the fees and/or expenses payable by the Fund for the duration of the terms of such agreements. The Board also considered fees and expenses of other KKR-sponsored or advised accounts or clients with similar investment strategies.

The Board considered the effect of the new arrangements on the anticipated yield, distribution rate and expense ratio of the Fund. The Board noted and viewed favorably that the total annual fund operating expenses after waiver and/or expense reimbursements (accounting for the terms of the Management Fee Waiver Agreements and Expense Limitation Agreement, but excluding any Incentive Fee), were expected to be lower for all share classes of the Fund following the approval of the New Advisory Agreement, Management Fee Waiver Agreements and Expense Limitation Agreement.

The Board further noted that the Fund may incur portfolio transaction costs in connection with the Conversion and that such costs were expected to be appropriate when taking into account the anticipated benefits of the Conversion.

Following its review, in light of the extent and high quality of services that the Fund has received and is expected to continue to receive, the Board determined that the Fund’s anticipated fees and expenses were reasonable.

Economies of Scale

The Board considered the size and growth prospects of the Fund and how it relates to the structure of the Fund’s advisory fee schedule, which, similar to the Existing Advisory Agreement, does not include breakpoints under the New Advisory Agreement. The Board concluded that the Fund’s advisory fee structure under the New Advisory Agreement is appropriate in light of the projected size of the Fund and appropriately reflects the current economic and competitive environment for the Adviser. The Trustees also observed that they will have the opportunity to periodically re-examine whether the Fund has achieved economies of scale after the Conversion and in the future as the Fund grows to determine if and how any such economies of scale could be shared with the Fund and its investors.

Profitability of the Adviser

The Board considered the profitability to the Adviser as a result of its relationship with the Fund. The Adviser discussed with the Board its cost allocation methodology and the reasons why the Adviser believed it to be reasonable. The Board also examined the level of profits that could be expected to accrue to the Adviser from the fees payable under the New Advisory Agreement. The Board acknowledged that the Adviser’s profitability with respect to the Fund would be more variable under the New Advisory Agreement on account of the Incentive Fee. After discussion and analysis, the Board concluded that the profitability was in no case such as to render the advisory fees under the New Advisory Agreement excessive.

Other Benefits of the Relationship

The Board considered other benefits to the Adviser derived from its relationship with the Fund. In this regard, they observed, among other things, that the Adviser could generate additional economies of scale for itself and its clients by managing the Fund’s assets. Based on information provided by and discussions with the Adviser, the Board concluded that these benefits did not appear to be material at that time.

Resources of the Adviser and Relationship with the Fund

The Board considered the financial circumstances of the Adviser and whether the Adviser has the resources necessary to perform its obligations under the New Advisory Agreement. The Board also reviewed and considered the relationship between the Fund and the Adviser, including the policies and procedures formulated and adopted by the Adviser for managing the Fund’s operations and the Board’s confidence in the competence and integrity of senior managers and key personnel of the Adviser. The Board concluded that the Adviser has the financial resources necessary to fulfill its obligations under the New Advisory Agreement and that it is beneficial for the Fund to continue its relationship with the Adviser.

Other Factors

The Board considered the controls and procedures adopted and implemented by the Adviser and monitored by the Fund’s Chief Compliance Officer and concluded that the conduct of business by the Adviser demonstrates a good faith effort on its part to adhere to high ethical standards in the conduct of the Fund’s business.

General Conclusion

After considering and weighing all of the above factors, the Board concluded that the Fund’s fees under the New Advisory Agreement are reasonable in light of the services to be provided by the Adviser, including those required to carry out the new investment objective, strategies, guidelines and policies, and it would be in the best interests of the Fund and its shareholders to approve the New Investment Advisory Agreement for an initial two-year term, renewable annually thereafter. In reaching this conclusion the Board did not give particular weight to any single factor referenced above. The Board considered these factors during the Board Meetings and prior to the Board Meetings, some of which were in executive session with only the Independent Trustees and their independent legal counsel present. Individual Trustees may have ascribed different weights to these factors in their individual considerations in reaching their unanimous decision to approve the New Advisory Agreement.

The Board recommends a vote “FOR” approval of Proposal 1.

PROPOSAL 2:

APPROVAL OF CHANGE TO FUNDAMENTAL POLICY

The Fund operates as a closed-end “interval fund”, and has adopted, pursuant to Rule 23c-3 under the Investment Company Act of 1940, as amended (the “1940 Act”), a fundamental policy requiring the Fund to offer to repurchase not less than 10% and not more than 25% of its outstanding Shares at net asset value (“NAV”) quarterly (the “Repurchase Policy”). The Fund’s existing minimum repurchase amount of 10% of its outstanding shares is higher than the minimum permitted by Rule 23c-3.

Shareholders are being asked to approve a change to the Repurchase Policy to change the minimum amount of each quarterly repurchase offer to 5% of the Fund’s outstanding Shares. The Board would continue to have discretion to determine the amount of each quarterly repurchase offer, provided that each such offer is no less than 5% and no more than 25% of the Fund’s outstanding Shares. The Conversion will result in the Fund having different investment objectives, strategies, guidelines and policies, which, in the Adviser’s view, makes changing the Fund’s Repurchase Policy advisable and in the best interests of the Fund and shareholders, as doing so it would enable the Fund to, among other things, more fully deploy investable capital in accordance with its investment strategies. No other changes to the Repurchase Policy are proposed. As revised, subject to shareholder approval, the Fund’s Repurchase Policy will be as follows:

1.

The Fund will make repurchase offers at periodic intervals pursuant to Rule 23c-3 under the 1940 Act, as such rule may be amended or interpreted from time to time. Currently, Rule 23c-3 requires repurchase offer amounts to be not less than 5% and not more than 25% of the common stock outstanding on the repurchase request deadline.

2.	The Fund will offer to repurchase not less than 5% of the Fund’s outstanding Shares and not more than 25% of the Fund’s outstanding Shares during each repurchase offer.

3.	The periodic intervals between repurchase request deadlines will continue to be three (3) months.

4.

Each repurchase request deadline will continue to be determined in accordance with Rule 23c-3. Currently, Rule 23c-3 requires the repurchase request deadline to be no less than 21 and no more than 42 days after the Fund sends a notification to shareholders of the repurchase offer.

5.

Each repurchase pricing date will continue to be determined in accordance with Rule 23c-3. Currently, Rule 23c-3 requires the repurchase pricing date to be no later than the 14th day after a repurchase request deadline, or the next business day if the 14th day is not a business day.

The Adviser recommended the change to the Repurchase Policy to provide the Fund additional flexibility in its repurchase offers.

At the Board Meetings, the Board approved the change to the Repurchase Policy described above, subject to shareholder approval. In reaching its decision, the Board considered the Adviser’s recommendation and the information provided supporting the Adviser’s recommendation. The Board also considered that the proposed change to the Repurchase Policy would give the Fund additional flexibility in its repurchase offers. Based on all the information considered, the Board determined that the approval of the change to the Fund’s Repurchase Policy is in the best interests of the Fund and its shareholders.

Pursuant to Rule 23c-3(b)(2) under the 1940 Act, the Repurchase Policy is a fundamental policy of the Fund that can be changed only with shareholder approval. The Board, including a majority of the Trustees who are not “interested persons” of the Fund, as that term is defined in the 1940 Act (the “Independent Trustees”), has approved the change to reduce the minimum repurchase amount under the Repurchase Policy and the submission of Proposal 2 to shareholders of the Fund for approval.

The Board recommends a vote “FOR” approval of Proposal 2.

PROPOSAL 3:

APPROVAL OF THE ELECTION OF TWO TRUSTEES

Proposal 3 relates to the election of Rudy Pimentel and Lourdes Perez-Berkeley (the “Nominees”) to the Board. The Nominees currently serve on the Board. If elected, the terms of the Nominees will begin shortly after the shareholder vote. Until that time, the current Trustees will continue their terms.

The Board believes that it is in the best interests of the Fund to elect the Nominees. Mr. Pimentel currently serves as a Trustee and is deemed to be an “interested person” of the Fund as defined in the 1940 Act. Ms. Perez-Berkeley currently serves as a Trustee and is not deemed to be an “interested person” of the Fund as defined in the 1940 Act. Each of Mr. Pimentel and Ms. Perez-Berkeley were appointed by the Trustees to fill vacancies on the Board. The Board believes that it is in shareholders’ best interest to have a Board that is, to the extent possible, composed of Trustees who have been elected by the Fund’s shareholders. Because a shareholder vote is required to approve Proposals 1 and 2, the Board has proposed that shareholders elect Mr. Pimentel and Ms. Perez-Berkeley during the same shareholder meeting, which would avoid the expense of preparing and mailing another proxy statement solely for the election of a Trustee.

If elected, each Nominee would hold office for an indefinite term, until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board or shareholders, in accordance with the Declaration of Trust; (c) the termination of the Fund; or (d) his or her retirement (whether pursuant to the applicable retirement policy or otherwise).

The Trusts’ Nominating Committee, which is responsible for considering and presenting to the Board candidates it proposes for nomination as a Trustee of the Fund, recommended that the Nominees stand for election. The Nominating Committee also considered the Nominees’ skills and background and noted that their past and current experience makes them well suited to continue serving on the Board. At the Board Meetings, the Board approved the Nominating Committee’s recommendation that the Nominees stand for election.

Information Regarding the Nominees

Below is a list of the Fund’s Trustees and their present positions and principal occupations during the past five years. Trustees who are not deemed to be “interested persons” of the Fund as defined in the 1940 Act are referred to as “Independent Trustees.” Trustees who are deemed to be “interested persons” of the Fund as defined in the 1940 Act are referred to as “Interested Trustees.” The term “Fund Complex” includes the registered investment companies advised by the Adviser or its affiliates as of the date of this Statement of Additional Information.

Trustees of the Fund

Name, Year of Birth and Address[1]	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex Overseen by Trustee[2]	Other Directorships Held by Trustee[3]
Interested Trustee
Rudy Pimentel (1969)	Trustee, Chair and President	Since January 2024	Managing Director, KKR (since 2022), Vice President, T. Rowe Price (2017-2022).	2	None

Name, Year of Birth and Address[1]	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex Overseen by Trustee[2]	Other Directorships Held by Trustee[3]
Independent Trustees
Michael E. Cahill (1951)	Trustee	Since Inception	Executive Vice President (2008-2013) and Managing Director and General Counsel (1991-2013), The TCW Group, Inc. and Trust Company of the West (financial services firm).	2	None

Lourdes Perez-Berkeley (1962)	Trustee	Since November 2024	Senior Advisor, Independence Point Advisors (investment bank advisory firm) (since 2022); Director-Financial Markets Advisory, BlackRock (2015-2018); Director, PwC LLP (2010-2015); Managing Director, Citigroup (1988-2003); Deloitte & Touche (1984-1987).	2	None

Catherine Sidamon-Eristoff (1964)	Trustee	Since Inception	Treasurer and Board Member, C-Change Conversations (non-profit organization), Board Member, FlexPaths LLC (workplace	4	KKR Enhanced US Direct Lending Fund-L Inc.

Name, Year of Birth and Address[1]	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Registered Investment Companies in Fund Complex Overseen by Trustee[2]	Other Directorships Held by Trustee[3]
			strategy and consulting firm), Managing Director, Constellation Wealth Advisors (financial services firm) (2007-2015).

Jeffrey L. Zlot (1971)	Trustee	Since Inception	Managing Director, Alvarium Tiedemann (formerly, Tiedemann Advisors) (investment consultant and investment banking) (since 1997).	2	None

[1]	Each Trustee may be contacted by writing to the Trustee, c/o KKR Credit Advisors (US) LLC, 555 California Street, 50th Floor, San Francisco, California 94104, Attn: General Counsel.
[2]	The Fund Complex is comprised of the Fund, KKR Real Estate Select Trust Inc., KKR Income Opportunities Fund, KKR Asset-Based Income Fund and KKR US Direct Lending Fund-U Inc.
[3]

This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., “public companies”) or other investment companies registered under the 1940 Act.

Board Leadership Structure

The Board is currently composed of five Trustees, four of whom are Independent Trustees. The Fund’s business and affairs are managed under the direction of its Board. Among other things, the Board sets broad policies for the Fund and approves the appointment of the Fund’s administrator and officers. The role of the Board, and of any individual Trustee, is one of oversight and not of management of the Fund’s day-to-day affairs.

Under the Fund’s Bylaws, the Board may designate one of the Trustees as chair to preside over meetings of the Board and meetings of shareholders, and to perform such other duties as may be assigned to him or her by the Board. Presently, Rudy Pimentel serves as Chair of the Board and is an Interested Trustee by virtue of his employment relationship with an affiliate of the Adviser. The Board believes that it is in the best interests of shareholders of the Fund for Mr. Pimentel to serve as Chair of the Board because of his significant experience in matters of relevance to the Fund’s business. The Board does not, at the present time, have a lead Independent Trustee; the Board has determined that the compositions of the Audit Committee and the Nominating Committee

are an appropriate means to address any potential conflicts of interest that may arise from the Chair’s status as an Interested Trustee. The Board believes that flexibility to determine its Chair and to recognize its leadership structure is in the best interests of the Fund and its shareholders at this time.

All of the Independent Trustees play an active role on the Board. The Independent Trustees compose a majority of the Board and will be closely involved in all material deliberations related to the Fund. The Board believes that, with these practices, each Independent Trustee has an equal involvement in the actions and oversight role of the Board and equal accountability to the Fund and its shareholders. The Independent Trustees are expected to meet separately (i) as part of each regular Board meeting and (ii) with the Fund’s chief compliance officer, as part of at least one Board meeting each year.

The Board believes that its leadership structure is the optimal structure for the Fund at this time. The Board, which will review its leadership structure periodically as part of its annual self-assessment process, further believes that its structure is presently appropriate to enable it to exercise its oversight of the Fund.

Board Role in Risk Oversight

The Trustees meet periodically throughout the year to discuss and consider matters concerning the Fund and to oversee the Fund’s activities, including its investment performance, compliance program and risks associated with its activities. Risk management is a broad concept comprising many disparate elements (for example, investment risk, issuer and counterparty risk, compliance risk, operational risk and business continuity risk). The Board implements its risk oversight function both as a whole and through its committees. The Board has adopted, and periodically reviews, policies and procedures designed to address risks associated with the Fund’s activities. In the course of providing oversight, the Board and its committees will receive reports on the Fund’s and the Adviser’s activities, including reports regarding the Fund’s investment portfolio and financial accounting and reporting. The Board also receives a quarterly report from the Fund’s chief compliance officer, who reports on the Fund’s compliance with the federal and state securities laws and its internal compliance policies and procedures as well as those of the Adviser, the Fund’s administrator and the Fund’s transfer agent. The Audit Committee’s meetings with the Fund’s independent registered public accounting firm also contribute to its oversight of certain internal control risks. In addition, the Board meets periodically with the Adviser to receive reports regarding the Fund’s operations, including reports on certain investment and operational risks, and the Independent Trustees are encouraged to communicate directly with senior members of Fund management.

The Board believes that this role in risk oversight is appropriate. The Board believes that the Fund has robust internal processes in place and a strong internal control environment to identify and manage risks. However, not all risks that may affect the Fund can be identified or processes and controls developed to eliminate or mitigate their occurrence or effects, and some risks are beyond the control of the Fund, the Adviser and the Fund’s other service providers.

Board’s Consideration of Each Nominee’s Qualifications, Experience, Attributes or Skills

The Board has concluded, based on experience, qualifications and attributes, that each Trustee should serve as a Trustee. Following is a brief summary of the information that led to and/or supports this conclusion.

Michael E. Cahill, an Independent Trustee, served as Executive Vice President from 2008 to 2013 and Managing Director and General Counsel from 1991 to 2013 of The TCW Group, Inc. and Trust Company of the West, an international investment management firm. Mr. Cahill previously worked at Act III Communications in Los Angeles from 1988 to 1991, where he was Senior Vice President and General Counsel. Earlier in his career, Mr. Cahill was in private corporate law practice at O’Melveny and Myers LLP in Los Angeles and at Shenas, Robbins, Shenas & Shaw in San Diego. Mr. Cahill currently serves on the Board of Trustees of Southwestern Law School in Los Angeles. Mr. Cahill holds a B.A. from Bishops University, a J.D. from Osgoode Hall Law School, York University and an LL.M. from Harvard University.

Lourdes Perez-Berkeley, an Independent Trustee, serves as a Senior Advisor to Independence Point Advisors, an investment bank and advisory firm. Previously, she was a Director in BlackRock’s Financial Markets Advisory Group and a Director with PwC LLC as a Client Relationship Executive. Prior to that, from 1989-2003, Ms. Perez-Berkeley was in the Fixed Income Capital Markets Group at Citigroup (legacy Salomon Brothers). She started her career in 1984 at Deloitte & Touche as an auditor and CPA. Ms. Perez-Berkeley has served on the boards of numerous non-profit organizations in New York. She holds a B.S. in Accountancy from DePaul University and an M.B.A. from the Marshall School of Business at University of Southern California.

Catherine B. Sidamon-Eristoff, an Independent Trustee, is a Board Member of FlexPaths LLC, a workplace strategy and consulting firm. She is Treasurer and a Board Member of C-Change Conversations, a non-profit organization promoting non-partisan dialogue on climate change and energy. Previously, Ms. Sidamon-Eristoff was a Managing Director of Constellation Wealth Advisors from 2007 until its sale in 2015 to First Republic Bank. She started her career in 1987 at Morgan Stanley, spending most of it in Private Wealth Management, first as a fixed income portfolio manager, then as a Managing Director and head of the New York and other offices. She retired in 2005 as an Advisory Director. Ms. Sidamon-Eristoff has served on the boards of numerous non-profit organizations in New York and New Jersey. She holds a B.A. in Political Science from Duke University and an M.B.A. from the Fuqua School of Business at Duke University.

Jeffrey L. Zlot, an Independent Trustee, has served as a Managing Director of Alvarium Tiedemann (formerly, Tiedemann Advisors), an investment consulting and banking firm, since 1997. Mr. Zlot was previously the Chief Compliance Officer of Presidio Merchant Partners, LLC, a wholly-owned subsidiary of The Presidio Group LLC. Mr. Zlot served as Chief Financial Officer of The Presidio Group LLC from 1997 to 2007. Previously, he worked as a Research Analyst at Peter Hart Research Associates. Mr. Zlot serves as the President of the Board of Camp Tawonga. Mr. Zlot holds a B.A. in Government from Colby College and is a Certified Financial Planner.

Rudy Pimentel, an Interested Trustee, joined KKR in 2022. He is a Managing Director in the Global Product Strategy group, where he is a member of the Credit team. With over 20 years of experience working with institutional investors, Mr. Pimentel is actively involved in the firm’s product development and capital raising activities. Prior to joining KKR, he was a vice president and head of fixed income product management at T. Rowe Price. Previously, Mr. Pimentel was an executive vice president and led the credit strategies team at PIMCO. His earlier experience includes crude oil trading and engineering roles at Chevron Corporation. Mr. Pimentel holds a BS in Mechanical Engineering from the University of California, Los Angeles and an MBA in finance and accounting from the Kellogg School of Management, Northwestern University. He is a CFA Charterholder.

Officers of the Fund

Below is a list of the officers of the Fund and their present positions and principal occupations during the past five years. Officers are annually elected by the Trustees.

Name, Year of Birth and Address	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Thomas Murphy (1966) KKR Credit Advisors (US) LLC 555 California Street 50th Floor San Francisco, CA 94104	Treasurer, Chief Financial Officer and Chief Accounting Officer	Since Inception	Managing Director, (Finance & Accounting), KKR Credit Advisors (US) LLC (since 2012); Chief Financial Officer, KKR Financial Holdings LLC (since 2009).

Name, Year of Birth and Address	Position(s) Held with the Fund	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Rudy Pimentel (1969) KKR Credit Advisors (US) LLC 555 California Street 50th Floor San Francisco, CA 94104	President	Since January 2024	Managing Director, KKR (since 2022), Vice President, T. Rowe Price (2017-2022).

Lori Hoffman (1988) KKR Credit Advisors (US) LLC 555 California Street 50th Floor San Francisco, CA 94104	Secretary and Vice President	Since June 2022	Director, KKR Credit Advisors (US) LLC (since 2020); Associate, Dechert LLP (2013-2020).

Michael Nguyen (1982) KKR Credit Advisors (US) LLC 555 California Street 50th Floor San Francisco, CA 94104	Chief Compliance Officer	Since June 2022	Director, KKR Credit Advisors (US) LLC (since 2013).

Doug Krupa (1978) KKR Credit Advisors (US) LLC 555 California Street 50th Floor San Francisco, CA 94104	Vice President, Head of Investor Relations	Since Inception	Managing Director, KKR Client and Partner Group (since 2019).

The Fund’s officers do not receive compensation from the Fund.

Trustee Beneficial Ownership of Fund Shares

The following table shows the dollar range of equity securities owned by the Trustees in the Fund and in other investment companies overseen by the Trustees within the Fund Complex as of December 31, 2024.

Name	Dollar Range[1] of Equity Securities in the Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Trustee in Family of Investment Companies[2,4]
Interested Trustee
Rudy Pimentel	None	Over $	100,000
Independent Trustees
Michael E. Cahill	None	Over $	100,000
Lourdes Perez-Berkeley[3]	None		None
Catherine Sidamon-Eristoff	None	Over $	100,000
Jeffrey L. Zlot	None	Over $	100,000

[1]	“Beneficial Ownership” is determined in accordance with Section 16a-1(a)(2) under the Exchange Act.
[2]	The term “Family of Registered Investment Companies” refers to all registered investment companies advised by the Adviser or an affiliate board.
[3]	Ms. Perez-Berkeley became a Trustee effective November 1, 2024.
[4]

Includes the total amount of compensation deferred by the Trustee at his/her election pursuant to the deferred compensation plan. Such deferred compensation is placed in a deferral account and deemed to be invested in the Fund that is offered under the deferred compensation plan.

As of May 31, 2025, the trustees and officers of the Fund as a group beneficially owned less than one percent of the Fund’s Shares.

Compensation of Trustees

Each Independent Trustee is compensated by an annual retainer and meeting fees. The following is the compensation paid to the Trustees for the fiscal year ended October 31, 2024. The Independent Trustees may elect to defer part or all of the fees earned for serving as Trustees of the Fund pursuant to a deferred compensation plan. The Fund does not have a retirement or pension plan.

Name of Trustee	Aggregate Compensation From the Fund	Total Compensation From Fund Complex Paid to Trustees[1]
Interested Trustee
Rudy Pimentel[2]	$0	$0
Independent Trustees
Michael E. Cahill[3]	$35,625	$71,250
Lourdes Perez-Berkeley[4]	$0	$0
Catherine Sidamon-Eristoff[3]	$35,625	$133,452
Jeffrey L. Zlot[3]	$35,625	$71,250

[1]	The Fund Complex is comprised of the Fund, KKR Real Estate Select Trust Inc., KKR Income Opportunities Fund, KKR Asset-Based Income Fund and KKR US Direct Lending Fund-U Inc.
[2]	The Interested Trustee is not compensated by the Fund or the Fund Complex for his services.
[3]

Participants in the deferred compensation plan. Fiscal year 2024 compensation directed to the deferred compensation plan consisted of $35,625, $71,250 and $71,250, allocated on behalf of Mr. Cahill, Ms. Sidamon-Eristoff and Mr. Zlot, respectively, pursuant to the deferred compensation plan.

[4]	Ms. Perez-Berkeley became a Trustee effective November 1, 2024.

Board Committees

In addition to serving on the Board, the Independent Trustees also serve on the following committees, which have been established by the Board to handle certain designated responsibilities. The Board has designated a chair of each committee. The Board may establish additional committees, change the membership of any committee, fill all vacancies and designate alternate members to replace any absent or disqualified member of any committee or to dissolve any committee as it deems necessary and in the Fund’s best interest.

Audit Committee. The members of the Fund’s Audit Committee (the “Audit Committee”) are Michael E. Cahill, Lourdes Perez-Berkeley, Catherine Sidamon-Eristoff and Jeffrey L. Zlot, each of whom meets the independence standards established by the SEC for audit committees and is independent for purposes of the 1940 Act. Lourdes Perez-Berkeley serves as chair of the Audit Committee. The Board has determined that Ms. Perez-Berkeley is an “audit committee financial expert” as that term is defined under Item 407 of Regulation S-K of the Exchange Act. The Audit Committee operates pursuant to a written charter and meets periodically as necessary. The Audit Committee is responsible for selecting, engaging and discharging the Fund’s independent registered public accounting firm, reviewing the plans, scope and results of the audit engagement with the Fund’s independent registered public accounting firm, approving professional services provided by the Fund’s independent registered public accounting firm (including compensation therefor), reviewing the independence of the Fund’s independent registered public accounting firm and reviewing the adequacy of the Fund’s internal controls over financial reporting. The Audit Committee met two times during the fiscal year ended October 31, 2024. No member of the nominating committee is an “interested person” of the Fund.

Nominating Committee. The members of the Fund’s Nominating Committee (the “Nominating Committee”) are Michael E. Cahill, Lourdes Perez-Berkeley, Catherine Sidamon-Eristoff and Jeffrey L. Zlot, each of whom meets the independence standards established by the SEC for governance committees and is independent for purposes of the 1940 Act. Jeffrey L. Zlot serves as chair of the Nominating Committee. The Nominating Committee operates pursuant to a written charter (attached hereto in Appendix B) and meets periodically as necessary. The Nominating Committee is responsible for selecting, researching, and nominating trustees for election by Shareholders, periodically reviewing the composition of the Board in light of the current needs of the Board and the Fund, and determining whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience. The Nominating Committee will consider proposed nominations for trustees by Shareholders who have sent nominations (which include the biographical information and the qualifications of the proposed nominee) to the Chief Executive Officer of the Fund, as the Nominating Committee deems appropriate. The Nominating Committee met two times during the fiscal year ended October 31, 2024. No member of the nominating committee is an “interested person” of the Fund.

The Board recommends a vote “FOR” approval of Proposal 3.

FIVE PERCENT SHAREHOLDERS

As of May 31, 2025, no Shareholder, to the knowledge of the Fund, other than KKR, owned beneficially or of record more than 5% of the Shares.

ADDITIONAL INFORMATION

To request a copy of the Fund’s prospectus, statement of additional information, semi-annual report or annual report, without charge, please call 888-920-1959 Option 1 or write to the Fund c/o SS&C GIDS, Inc., PO Box 219302, Kansas City, MO 64121-9302 (Express Mail Address: c/o SS&C GIDS, Inc., 430 W. 7th Street, Suite 219302, Kansas City, Missouri 64105). These materials are also available, without charge, on the SEC’s website at www.sec.gov.

Independent Registered Public Accounting Firm

Deloitte & Touche LLP (“Deloitte”), 555 Mission Street, San Francisco, California 94105, served as the Fund’s independent registered public accounting firm for the Fund’s fiscal year ended October 31, 2024. The Fund does not know of any direct financial or material indirect financial interest of Deloitte in the Fund.

Principal Accounting Fees and Services

The following table sets forth for the Fund the aggregate fees billed by Deloitte to the Fund for the period from November 1, 2022 to October 31, 2024, as a result of professional services rendered for:

(1) Audit Fees for professional services provided by Deloitte for the audit of the Fund’s annual financial statements or services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements;

(2) Audit-Related Fees for assurance and related services by Deloitte that are reasonably related to the performance of the audit of the Fund’s financial statements and are not reported under “Audit Fees”;

(3) Tax Fees for professional services by Deloitte for tax compliance, tax advice and tax planning; and

(4) All Other Fees for products and services provided by Deloitte other than those services reported in above under “Audit Fees,” “Audit Related Fees” and “Tax Fees”.

	10/31/2024	10/31/2023
(a)Audit Fees	$300,000	$300,000
(b)Audit-Related Fees	$25,000	$25,000
(c)Tax Fees	$11,610	$11,610
(d)All Other Fees	$0	$0

The Fund’s Audit Committee Charter requires that the Audit Committee pre-approve (i) all audit and non-audit services that the Fund’s independent auditors provide to the Fund, and (ii) all non-audit services that the Fund’s independent auditors provide to the Adviser and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund, if the engagement relates directly to the operations and financial reporting of the Fund; provided that the Committee may implement policies and procedures by which such services are approved other than by the full Committee prior to their ratification by the Committee. All of the audit, audit-related, tax and other services described above for which Deloitte billed the Fund fees for the fiscal year ended October 31, 2024 were pre-approved by the Audit Committee.

The aggregate non-audit fees billed by Deloitte for services rendered to the Fund and rendered to the Adviser and any entity controlling, controlled by, or under common control with the Adviser that provides ongoing services to the Fund for the fiscal years ended October 31, 2023 and October 31, 2024 were $36,610 and $11,610 respectively.

The Investment Adviser, Administrator, Principal Underwriter and Distributor

KKR Credit Advisors (US) LLC is the Fund’s investment adviser.

U.S. Bank Global Fund Services is the administrator for the Fund, and its business address is 615 East Michigan Street, Milwaukee, Wisconsin 53202.

KKR Capital Markets LLC is the principal underwriter and distributor of the Fund’s Shares and its business address is 30 Hudson Yards, New York, NY 10001.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely on a review of the reports filed with the SEC and upon representations that no applicable forms were required to be filed pursuant to Section 16(a) of the Exchange Act, the Fund believes that during the fiscal year ended October 31, 2024, its officers and Trustees complied with all applicable Section 16(a) filing requirements.

Broker Non-Votes and Abstentions

Abstentions will be included when determining the presence of a quorum. Shares for which brokers or other custodians have not received voting instructions from the beneficial owner of the Shares (which are considered “broker non-votes” with respect to such proposals) will be treated as Shares present for quorum purposes. All voting instruction forms timely received by the broker or other custodian that holds your Shares, and not duly revoked, will be voted in accordance with the instructions marked thereon.

Broker non-votes occur when a meeting has (1) a “routine” proposal, such as the election of Trustees, where brokers are permitted to vote their clients’ shares in their discretion, and (2) a “non-routine” proposal, where brokers are not permitted to vote their clients’ shares in their discretion. The shares that are considered to be present as a result of the broker discretionary vote on a routine proposal but that are not voted on a non-routine proposal are called “broker non-votes.” Proposals 1 and 2 at the Meeting are considered a “non-routine” matters for which uninstructed shares may not be voted by brokers or other custodians. Proposal 3 with respect to the election of Trustees is considered a “routine” matter, and beneficial owners who do not provide proxy instructions or who do not return a proxy card may have their shares voted by brokers on Proposal 3 at the Meeting in the discretion of such brokers.

Shareholders of the Fund will be informed of the voting results of the Meeting in the Fund’s Annual Report for the period ending October 31, 2025.

Appraisal Rights

Shareholders do not have dissenters’ rights of appraisal in connection with the proposals in this Proxy Statement.

OTHER MATTERS TO COME BEFORE THE MEETING

The Trustees of the Fund do not intend to present any other business at the Meeting, nor are they aware that any shareholder intends to do so. If, however, any other matters, including adjournments, are properly brought before the Meeting, the persons named in the accompanying form of proxy will vote thereon in accordance with their judgment.

Shareholder Communications with Board

Shareholders may mail written communications to the Fund’s Board, to committees of the Board or to specified individual Trustees in care of the Secretary of the Fund, 555 California Street, 50th Floor, San Francisco, California 94104. All shareholder communications received by the Secretary will be forwarded promptly to the Board, the Board’s committee or the specified individual Trustees, as applicable, except that the Secretary may, in good faith, determine that a shareholder communication should not be so forwarded if it does not reasonably relate to the Fund or its operations, management, activities, policies, service providers, Board, officers, shareholders or other matters relating to an investment in the Fund or is purely ministerial in nature.

Persons to be Named as Proxies

The Board has named Thomas Murphy and Michael Nguyen to serve as proxies (with full power of substitution) who are authorized to vote shares of the Fund owned by record shareholders.

SHAREHOLDER PROPOSALS

The Fund is not required and does not intend to hold a meeting of shareholders each year. Instead, meetings will be held only when and if required by law or as otherwise determined by the Board. Any shareholder desiring to present a proposal for consideration at the next meeting of shareholders of the Fund must submit the proposal in writing, so that it is received by the Fund within a reasonable time before any meeting. Proposals should be sent to Broadridge at Broadridge Financial Solutions, Attn: Broadridge Mutual Funds Department, 51 Mercedes Way, Edgewood, NY 11717, stated on the first page of this Proxy Statement.

IF VOTING BY PAPER PROXIES, IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY. SHAREHOLDERS WHO DO NOT EXPECT TO ATTEND A MEETING ARE THEREFORE URGED TO COMPLETE, SIGN, DATE, AND RETURN THE PROXY CARD AS SOON AS POSSIBLE IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

APPENDIX A

INVESTMENT ADVISORY AGREEMENT

AGREEMENT made as of this     day of       2025 by and between KKR Asset-Based Finance Fund, a Delaware statutory trust (the “Fund”), and KKR Credit Advisors (US) LLC, a Delaware limited liability company (the “Adviser”).

1. Duties of Adviser. (a) The Fund hereby appoints the Adviser to act as investment adviser to the Fund, for the period and on the terms set forth in this Agreement. The Fund employs the Adviser to manage the investment and reinvestment of the assets of the Fund, continuously to review, supervise and administer the investment program of the Fund, to determine in its discretion the securities to be purchased or sold and the portion of the Fund’s assets to be held uninvested, to provide the Fund with records concerning the Adviser’s activities which the Fund is required to maintain and to render regular reports to the Fund’s officers and Board of Trustees concerning the Adviser’s discharge of the foregoing responsibilities. The Adviser shall discharge the foregoing responsibilities subject to the control of the officers and the Board of Trustees of the Fund, and in compliance with the objectives, policies and limitations set forth in the Fund’s prospectus and statement of additional information, as the same may be amended or supplemented from time to time with notice to the Adviser, and applicable laws and regulations.

(b) The Adviser accepts such employment and agrees to render the services and to provide, at its own expense, the office space, furnishings and equipment and the personnel required by it to perform the services on the terms and for the compensation provided herein.

(c) The Adviser may itself, or may cause the Fund to, commence, join in, consent to or oppose the reorganization, recapitalization, consolidation, sale, merger, foreclosure, liquidation or readjustment of the finances of any person or the securities or other property thereof, and to deposit any securities or other property with any protective, reorganization or similar committee. Without limiting the generality of the foregoing, the Adviser may represent the Fund on a creditors’ (or similar) committee.

(d) The Adviser shall have sole authority to exercise whatever powers the Fund may possess with respect to any of its assets, including, but not limited to, the right to vote proxies, the power to exercise rights, options, warrants, conversion privileges and redemption privileges, and to tender securities pursuant to a tender offer.

2. Portfolio Transactions. (a) The Adviser is authorized to select the brokers or dealers that will execute the purchases and sales of securities for the Fund and is directed to use its best efforts to obtain the best available price and most favorable execution, except as prescribed herein.

(b) The Adviser may select affiliates of the Adviser as brokers or dealers in connection with purchase and sale transactions for the Fund. The Fund understands that such affiliates may provide execution services relative to the purchase and/or sale of securities for the Fund, provided that any such affiliate of the Adviser discloses at least annually, and as may be required under the Fund’s Rule 17e-1 Procedures, as amended from time to time with notice to the Adviser (the “Procedures”), the amount of the commission it has received. By executing this Agreement, the Fund authorizes an affiliate of the Adviser to effect securities transactions on behalf of the Fund and to retain compensation therewith, provided that any such compensation is permissible under the Procedures. This authorization is being executed and delivered pursuant to Section 11(a) of the Securities Exchange Act of 1934, as amended, and Rule 11a2-2(T) thereunder.

(c) Unless and until otherwise directed by the Board of Trustees of the Fund, the Adviser may also be authorized to effect individual securities transactions at commission rates in excess of the minimum commission rates available, if the Adviser determines in good faith that such amount of commission is reasonable in relation to the value of the brokerage or research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser’s overall responsibilities with respect to the Fund. The execution of such transactions shall not be deemed to represent an unlawful act or breach of any duty created by this Agreement or otherwise.

(d) The Adviser will promptly communicate to the officers and the Board of Trustees of the Fund such information relating to portfolio transactions as they may reasonably request.

3. Compensation of the Adviser. For the services to be rendered by the Adviser as provided in Section 1 of this Agreement, the Fund shall pay to the Adviser a monthly management fee (the “Base Management Fee”) and a quarterly incentive fee (the “Incentive Fee”).

(a) The Base Management Fee shall accrue daily and be paid to the Adviser on a monthly basis, based upon the average daily value (as determined on each business day at the time set forth in the prospectus for determining net asset value per share) of the net assets of the Fund during the preceding month, at the annual rate of 1.00%. For purposes of this Agreement, a “business day” is any day the Fund is open for business or as otherwise provided in the Fund’s prospectus.

(b) The Incentive Fee shall be payable quarterly in arrears, commencing with the first full fiscal quarter after the date hereof, based on the Fund’s “Pre-Incentive Fee Net Investment Income” (as defined below) for the immediately preceding quarter (or portion thereof). The payment of the Incentive Fee is subject to a quarterly hurdle rate (the “Hurdle Rate”), expressed as a rate of return on the value of the Fund’s net assets during the most recently completed fiscal quarter, of 1.25% (5.0% annualized), subject to a “catch-up” feature (as described below).

For this purpose, “Pre-Incentive Fee Net Investment Income” means interest income, dividend income and any other income accrued during the fiscal quarter, minus the Fund’s operating expenses for the quarter (including the Base Management Fee, any interest expense borne by the Fund, and any dividends paid on preferred stock issued by the Fund, but excluding the Incentive Fee and any shareholder servicing and/or distribution fees). Pre-Incentive Fee Net Investment Income includes, in the case of investments with a deferred interest feature (such as original issue discount debt instruments with payment-in-kind interest and zero coupon securities), accrued income that the Fund has not yet received in cash. Pre-Incentive Fee Net Investment Income does not include any realized capital gains, realized capital losses or unrealized capital appreciation or depreciation.

The calculation of the Incentive Fee for each fiscal quarter shall be as follows:

(i) No Incentive Fee will be payable to the Adviser in any fiscal quarter in which the Fund’s Pre-Incentive Fee Net Investment Income does not exceed the Hurdle Rate;

(ii) 100% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds the Hurdle Rate but is less than or equal to 1.39% in any fiscal quarter (5.56% annualized) will be payable to the Adviser. This portion of the Fund’s Incentive Fee that exceeds the Hurdle Rate but is less than or equal to 1.39% is referred to as the “catch-up” and is intended to provide the Adviser with an incentive fee of 10% on all of the Fund’s Pre-Incentive Fee Net Investment Income when the Fund’s Pre-Incentive Fee Net Investment Income reaches 1.39% (5.56% annualized) on the average daily value of the Fund’s net assets in any fiscal quarter; and

(iii) 10% of the dollar amount of the Fund’s Pre-Incentive Fee Net Investment Income, if any, that exceeds 1.39% (5.56% annualized) on the average daily value of the Fund’s net assets in any fiscal quarter will be payable to the Adviser once the Hurdle Rate and catch-up have been achieved (10% of the Fund’s Pre-Incentive Fee Net Investment Income thereafter will be allocated to the Adviser).

(c) If the fees payable to the Adviser pursuant to this Section 3 begin to accrue before the end of any month (in the case of the Base Management Fee) or quarter (in the case of the Incentive Fee) or if this Agreement terminates before the end of any month (in the case of the Base Management Fee) or quarter (in the case of the Incentive Fee), the fees for the period from that date to the end of that month (in the case of the Base Management Fee) or quarter (in the case of the Incentive Fee) or from the beginning of that month (in the case of the Base Management Fee) or quarter (in the case of the Incentive Fee) to the date of termination, as the case may be, shall be prorated according to the proportion which the period bears to the full month (in the case of the Base Management Fee) or quarter (in the case of the Incentive Fee) in which the effectiveness or termination occurs.

(d) In addition to the Base Management Fee and the Incentive Fee, the Fund shall be responsible for its investment-related expenses and all other expenses assumed by the Fund in accordance with the terms of the Fund’s Declaration of Trust, as may be amended from time to time (the “Trust Agreement”) (except to the extent any such expenses are otherwise waived or assumed by the Adviser).

(e) Notwithstanding the foregoing, the Fund may enter into a separate agreement, which shall be controlling over this Agreement, pursuant to which some or all of the foregoing expenses of this Section 3 shall be the responsibility of the other party or parties to that agreement.

4. Other Services. All investment personnel of the Adviser, when and to the extent engaged in providing investment advisory services and managerial assistance hereunder, and the compensation and routine overhead expenses of such personnel allocable to such services, shall be provided and paid for by the Adviser and not by the Fund.

5. Reports. The Fund and the Adviser agree to furnish to each other current prospectuses, proxy statements, reports to the shareholders of the Fund (collectively, “Shareholders” and each a “Shareholder”), certified copies of their financial statements, and such other information with regard to their affairs as each may reasonably request.

6. Status of Adviser. The Adviser shall, for all purposes herein provided, be deemed to be an independent contractor and, except as expressly provided or authorized herein, shall have no authority to act for or represent the Fund in any way or otherwise be deemed an agent of the Fund. The services of the Adviser to the Fund are not to be deemed exclusive, and the Adviser shall be free to render similar services to others.

7. Liability of Adviser. In the absence of (a) willful misfeasance, bad faith or gross negligence on the part of the Adviser in performance of its obligations and duties hereunder, or (b) reckless disregard by the Adviser of its obligations and duties hereunder, the Adviser shall not be subject to any liability whatsoever to the Fund, or to any Shareholder for any error of judgment, mistake of law or any other act or omission in the course of, or connected with, rendering services hereunder including, without limitation, for any losses that may be sustained in connection with the purchase, holding, redemption or sale of any security on behalf of the Fund.

8. Indemnification. (a) To the fullest extent permitted by law, the Fund shall, subject to Section 8(c) of this Agreement, indemnify the Adviser (including for this purpose each officer, director, shareholder, principal, employee or agent of, or any person who controls, is controlled by or is under common control with, the Adviser, and their respective executors, heirs, assigns, successors or other legal representatives (each such person, including the Adviser, being referred to as an “indemnitee”)) against all losses, claims, damages, liabilities, costs and expenses arising by reason of being or having been Adviser to the Fund, or the past or present performance of services to the Fund in accordance with this Agreement by the indemnitee, except to the extent that the loss, claim, damage, liability, cost or expense has been finally determined in a judicial decision on the merits from which no further appeal may be taken in any action, suit, investigation or other proceeding to have been incurred or suffered by the indemnitee by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. These losses, claims, damages, liabilities, costs and expenses include, but are not limited to, amounts paid in satisfaction of judgments, in compromise, or as fines or penalties, and counsel fees and expenses, incurred in connection with the defense or disposition of any action, suit, investigation or other proceeding, whether civil or criminal, before any judicial, arbitral, administrative or legislative body, in which the indemnitee may be or may have been involved as a party or otherwise, or with which such indemnitee may be or may have been threatened, while in office or thereafter. The rights of indemnification provided under this Section 8 are not to be construed so as to provide for indemnification of an indemnitee for any liability (including liability under U.S. federal securities laws which, under certain circumstances, impose liability even on persons that act in good faith) to the extent (but only to the extent) that indemnification would be in violation of applicable law, but shall be construed so as to effectuate the applicable provisions of this Section 8.

(b) Expenses, including counsel fees and expenses, incurred by any indemnitee (but excluding amounts paid in satisfaction of judgments, in compromise, or as fines or penalties) may be paid from time to time by the Fund in advance of the final disposition of any action, suit, investigation or other proceeding upon receipt of an undertaking by or on behalf of the indemnitee to repay to the Fund amounts paid if a determination is made that indemnification of the expenses is not authorized under Section 8(a) of this Agreement, so long as (i) the indemnitee provides security for the undertaking, (ii) the Fund is insured by or on behalf of the indemnitee against losses arising by reason of the indemnitee’s failure to fulfill his, her or its undertaking, or (iii) a majority of the trustees (each, a “Trustee,” and collectively, the “Trustees”) of the Fund who are not “interested persons” (as that term is defined in the Investment Company Act of 1940, as amended (the “1940 Act”)) of the Fund (“Independent Trustees”) (excluding any Trustee who is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for advancement of expenses under this Agreement) or independent legal counsel in a written opinion determines based on a review of readily available facts (as opposed to a full trial-type inquiry) that reason exists to believe that the indemnitee ultimately shall be entitled to indemnification.

(c) As to the disposition of any action, suit, investigation or other proceeding (whether by a compromise payment, pursuant to a consent decree or otherwise) without an adjudication or a decision on the merits by a court, or by any other body before which the proceeding has been brought, that an indemnitee is liable to the Fund or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office, indemnification shall be provided in accordance with Section 8(a) of this Agreement if (i) approved as in the best interests of the Fund by a majority of the Independent Trustees (excluding any Trustee who is or has been a party to any other action, suit, investigation or other proceeding involving claims similar to those involved in the action, suit, investigation or proceeding giving rise to a claim for indemnification under this Agreement) upon a determination based upon a review of readily available facts (as opposed to a full trial-type inquiry) that the indemnitee acted in good faith and in the reasonable belief that the actions were in the best interests of the Fund and that the indemnitee is not liable to the Fund or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office or (ii) the Trustees secure a written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial-type inquiry) to the effect that indemnification would not protect the indemnitee against any liability to the Fund or its Shareholders to which the indemnitee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office.

(d) Any indemnification or advancement of expenses made in accordance with this Section 8 shall not prevent the recovery from any indemnitee of any amount if the indemnitee subsequently is determined in a final judicial decision on the merits in any action, suit, investigation or proceeding involving the liability or expense that gave rise to the indemnification or advancement of expenses to be liable to the Fund or its Shareholders by reason of willful misfeasance, bad faith, gross negligence, or reckless disregard of the duties involved in the conduct of the indemnitee’s office. In any suit brought by an indemnitee to enforce a right to indemnification under this Section 8 it shall be a defense that, and in any suit in the name of the Fund to recover any indemnification or advancement of expenses made in accordance with this Section 8 the Fund shall be entitled to recover the expenses upon a final adjudication from which no further right of appeal may be taken that, the indemnitee has not met the applicable standard of conduct described in this Section 8. In any suit brought to enforce a right to indemnification or to recover any indemnification or advancement of expenses made in accordance with this Section 8, the burden of proving that the indemnitee is not entitled to be indemnified, or to any indemnification or advancement of expenses, under this Section 8 shall be on the Fund (or on any Shareholder acting derivatively or otherwise on behalf of the Fund or its Shareholders).

(e) An indemnitee may not satisfy any right of indemnification or advancement of expenses granted in this Section 8 or to which he, she or it may otherwise be entitled except out of the assets of the Fund, and no Shareholder shall be personally liable with respect to any such claim for indemnification or advancement of expenses.

(f) The rights of indemnification provided in this Section 8 shall not be exclusive of or affect any other rights to which any person may be entitled by contract or otherwise under law. Nothing contained in this Section 8 shall affect the power of the Fund to purchase and maintain liability insurance on behalf of the Adviser or any indemnitee.

9. Permissible Interests. Subject to and in accordance with the Trust Agreement and the Adviser’s operating agreement, Trustees, officers, agents and Shareholders of the Fund are or may be interested in the Adviser (or any successor thereof) as directors, officers, agents, shareholders or otherwise; directors, officers, agents, partners, and shareholders of the Adviser are or may be interested in the Fund as Trustees, officers, Shareholders or otherwise; and the Adviser (or any successor) is or may be interested in the Fund as a Shareholder or otherwise; and the effect of any such interrelationships shall be governed by the Trust Agreement, the Adviser’s operating agreement and the provisions of the 1940 Act.

10. Subadviser. The Adviser may employ one or more subadvisers to perform such of the acts and services of the Adviser, and upon such terms and conditions as may be agreed upon between the Adviser and such subadviser and agreed or approved by the Trustees of the Fund, all as permitted by the 1940 Act.

11. Duration and Termination. This Agreement will become effective as of the date first written above and will continue for an initial two-year term and will continue thereafter so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund. This Agreement may be terminated by the Fund at any time, without the payment of any penalty, by vote of a majority of the entire Board of Trustees of the Fund or by vote of a majority of the outstanding voting securities of the Fund on 60 days’ written notice to the Adviser. This Agreement may be terminated by the Adviser at any time, without the payment of any penalty, upon 90 days’ written notice to the Fund. This Agreement will automatically and immediately terminate in the event of its assignment, provided that an assignment to a successor to all or substantially all of the Adviser’s business or to a wholly-owned subsidiary of such successor which does not result in a change of actual control of the Adviser’s business shall not be deemed to be an assignment for the purposes of this Agreement.

12. Definitions. As used in this Agreement, the terms “assignment,” “interested person,” and a “vote of a majority of the outstanding voting securities” shall have the respective meanings set forth in Section 2(a)(4), Section 2(a)(19) and Section 2(a)(42) of the 1940 Act.

13. Amendment of Agreement. This Agreement may be amended by mutual consent, but the consent of the Fund must be approved (a) by vote of a majority of those members of the Board of Trustees of the Fund who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such amendment, and (b) by vote of a majority of the outstanding voting securities of the Fund.

14. Severability. If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

15. Applicable Law. This Agreement shall be construed in accordance with the laws of the State of New York; provided, however, that nothing herein shall be construed in a manner inconsistent with the 1940 Act.

16. No Third-Party Beneficiaries. No person or entity not a party to this Agreement shall be deemed a third-party beneficiary of this Agreement.

17. Notices. Any notice under this Agreement shall be given in writing and deemed to have been duly given when delivered by hand or facsimile or five days after mailed by certified mail, post-paid, by return receipt requested to the other party at the principal office of such party.

18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original.

19. Form ADV. The Fund acknowledges receiving Part 2 of the Adviser’s Form ADV.

20. Fund Obligations. The parties to this Agreement agree that the obligations of the Fund under this Agreement shall not be binding upon any of the Trustees, Shareholders, officers, employees or agents, whether past, present or future, of the Fund, individually, but are binding only upon the assets and property of the Fund.

21. Brand Usage. As between the parties, the Adviser owns all worldwide rights to the “KKR” trademark and logo (collectively, the “Brand”). The Adviser hereby grants a worldwide non-exclusive license to the Fund to use the Brand as a trademark and logo in connection with marketing, promoting and operating the Fund. The Fund shall not register or use the Brand as a corporate name, domain name, ticker symbol or social media identifier without the Adviser’s prior written consent. The Fund shall use the Brand only in connection with high-quality goods and services and in accordance with any guidelines provided by Adviser. The Fund shall obtain the Adviser’s prior written consent for any materials bearing the Brand, or any proposed uses of variations of the Brand or combinations of the Brand with other terms or marks. The Adviser may terminate this license immediately upon written notice for any reason, including for (i) any breach of this license by the Fund or (ii) the termination of this Agreement or the investment advisory relationship between the Fund and the Adviser. Except to the extent required by applicable law, the Fund shall immediately cease all use of the Brand after such termination. The Fund shall not challenge or contravene the validity of, or the Adviser’s worldwide ownership of the Brand, and shall not take (or fail to take) any action that may damage the Brand. All goodwill arising from the Fund’s use of the Brand shall inure solely to the benefit of the Adviser. The Fund may not sublicense or assign this license without the prior written consent of the Adviser, and any purported transaction in violation of the foregoing shall be null and void. For clarity, a change of control, assumption in bankruptcy, merger or reorganization of the Fund shall be deemed an “assignment” of the above license, even if it is not deemed an assignment under applicable law. The Adviser disclaims any and all liability for the Fund’s use of the Brand outside the United States, which such use shall be at the Fund’s sole risk.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the day and year first written above.

KKR CREDIT ADVISORS (US) LLC		KKR ASSET-BASED FINANCE FUND

By:		By:
	Name:		Name:
	Title:		Title:

APPENDIX B

NOMINATING COMMITTEE CHARTER

FOR KKR INCOME OPPORTUNITIES FUND

AND KKR CREDIT OPPORTUNITIES PORTFOLIO

This document (this “Charter”) constitutes the Charter of the Nominating Committee (the “Committee”) of the Boards of Trustees (the “Board”) of KKR Income Opportunities Fund and KKR Credit Opportunities Portfolio (each, a “Trust” and, collectively, the “Trusts”). The Committee is established by the Board to select and nominate persons for election as Trustees of the Trusts.

I. Organization. Only members of the Board who are not “interested persons,” as defined in the In- vestment Company Act of 1940, as amended, of the applicable Trust (“Disinterested Trustees”) may serve as members of the Committee. The Committee shall be composed of at least two members, and each member shall be appointed by the Board. The compensation of the members of the Committee shall be determined by the Board.

II. Meetings

A. The Committee shall meet only as necessary or appropriate and is empowered to hold special meetings as circumstances require. The chair or a majority of the members shall be authorized to call a meeting of the Committee and send notice thereof. Notice of meetings shall be made to each member by any reasonable means.

B. The Committee may meet either on its own or in conjunction with Board meetings; members may attend telephonically, and the Committee may act by written consent, to the extent permitted by law and each Trust’s governing documents.

C. The Committee may select one of its members to be the chair and may select a vice chair.

D. A majority of the members of the Committee shall constitute a quorum for the transaction of business at any meeting of the Committee. The action of a majority of the members of the Committee present at a meeting at which a quorum is present shall be the action of the Committee.

E. The Committee shall prepare and retain minutes of its meetings.

III. Committee Purpose. The purpose of the Committee is to select and nominate persons for election as Trustees of the Trusts.

IV. Identification and Evaluation of Potential Nominees. In identifying and evaluating a person as a potential nominee to serve as a Trustee of the Trusts, the Committee shall consider, among other factors it may deem relevant:

A. the contribution that the person can make to the Board, with consideration being given to the person’s business and professional experience, education, skills, judgment and such other factors as the Committee may consider relevant;

B. the character and integrity of the person;

C. whether or not the person is a Disinterested Trustee and whether the person and is otherwise qualified under applicable laws and regulations to serve as a Trustee of the Trusts;

D. whether or not the person has any relationships that might impair his or her independence, such as any business, financial or family relationships with management of the Trusts, the investment adviser or manager of each Trust, service providers of the Trusts or their affiliates;

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E. whether or not the person is financially literate and/or is an “audit committee financial expert” as defined in Item 3 of Form N-CSR;

F. whether or not the person serves on boards of, or is otherwise affiliated with, financial service organizations, their related investment company complexes or other public companies;

G. whether or not the person is willing to serve as, and willing and able to commit the time necessary for the performance of the duties of, a Trustee of the Trusts;

H. whether or not the selection and nomination of the person would be consistent with the requirements of the Trusts’ retirement policies; and

I. whether or not the selection and nomination of the person would contribute to Board diversity, including with respect to differences of viewpoint, professional experience, education, skill and other individual qualities and attributes.

While the Committee is solely responsible for the selection and nomination of the Trustees of the Trusts, the Committee shall review and consider nominations for the office of Trustee made by management and by Trust shareholders who have sent nominations (which include the biographical information and the qualifications of the proposed nominee) to the Chief Executive Officer of the Trusts, as the Committee deems appropriate.

V. Duties and Powers. To carry out the purpose specified in Section III above, the Committee shall have the following duties and powers:

A. if deemed appropriate and necessary, the sole responsibility to select, retain and terminate a search firm to assist the Committee in identifying Trustee candidates, including sole authority to approve all such search firm’s fees and other retention terms;

B. to report its activities to the Board as necessary;

C. after determination by the Committee that a person should be selected and nominated as a Trustee of the Trusts, the Committee shall present its recommendation to the Board for its consideration and, where appropriate, separately to all the Disinterested Trustees for their consideration; and

D. to perform such other functions and to have such other powers as may be necessary or appropriate in the efficient and lawful discharge of the foregoing.

VI. Periodic Review of Board Composition. The Committee shall periodically review the composition of the Board in light of the current needs of the Board and the Trusts and determine whether it may be appropriate to add or remove individuals after considering issues of judgment, diversity, age, skills, background and experience.

VII. Trustee Compensation. At least annually, the Committee shall review and approve compensation for the Trustees.

VIII. Periodic Review of Charter. The Committee shall review this Charter as it deems necessary or ap- propriate and recommend any changes to the Board.

IX. Amendment and Repeal of Charter. This Charter may be altered, amended or repealed, or a new charter may be adopted, by the Board on the affirmative vote of a majority of all of the members of the Board, including a majority of the Disinterested Trustees.

Approved: September 14, 2012

Amended: December 13, 2019

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KKR CREDIT OPPORTUNITIES PORTFOLIO 555 CALIFORNIA STREET, 50TH FLOOR SAN FRANCISCO, CA 94104 SCAN TO VIEW MATERIALS & VOTE To vote by Internet 1) Read the Proxy Statement and have the proxy card below at hand. 2) Go to website www.proxyvote.com or scan the QR Barcode above 3) Follow the instructions provided on the website. To vote by Telephone 1) Read the Proxy Statement and have the proxy card below at hand. 2) Call 1-800-690-6903 3) Follow the instructions. To vote by Mail 1) Read the Proxy Statement. 2) Check the appropriate box on the proxy card below. 3) Sign and date the proxy card. 4) Return the proxy card in the envelope provided. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V76005-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THE BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS. For Against Abstain 1. To consider and approve a proposed new Investment Advisory Agreement between the Fund and KKR Credit Advisors (US) LLC (the “Adviser”) in connection with a change in the Fund’s non-fundamental investment strategy 2. To consider and approve a change to the terms of the Fund’s fundamental policy to make quarterly offers to repurchase its outstanding shares 3. To elect two Nominees to the Board of Trustees of the Fund: Rudy Pimentel and Lourdes Perez-Berkely 3a. To elect Rudy Pimentel as a Trustee of the Fund 3b. To elect Lourdes Perez-Berkeley as a Trustee of the Fund Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person. Signature [PLEASE SIGN WITHIN BOX] Date Signature [Joint Owners] Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice of Special Meeting of Shareholders and Proxy Statement for this meeting are available at www.proxyvote.com. V76006-TBD KKR CREDIT OPPORTUNITIES PORTFOLIO THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES The undersigned hereby appoints Michael Nguyen and Thomas Murphy, each of them proxies for the undersigned, with full power of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned all shares of KKR Credit Opportunities Portfolio (the “Fund”) which the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Dechert LLP, 1095 Avenue of the Americas, 28th Floor, New York, NY 10036, on Monday, August 25, 2025 at 10:00 a.m. (Eastern Time) and at postponements or any adjournments thereof. The undersigned hereby acknowledges receipt of the Notice of Special Meeting and accompanying Proxy Statement and hereby instructs said proxies to vote said shares as indicated hereon. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Meeting. A majority of the proxies present and acting at the Meeting, in person or by substitute (or, if only one shall be so present, then that one), shall have and may exercise all of the power or authority of said proxies hereunder. The undersigned hereby revokes any proxy previously given. This proxy, if properly executed, will be voted in the manner directed by the shareholder or “FOR” each Proposal if no choice is indicated. Please refer to the Proxy Statement for a discussion of each Proposal. (Continued and to be signed on the reverse side) PLEASE VOTE, DATE AND SIGN THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.